                                                                    EXHIBIT 4.52

================================================================================

                    EMPRESS ENTERTAINMENT, INC., as Issuer,

                           THE GUARANTORS NAMED HEREIN

                                       and

               U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

                         ----------------------------

                                    INDENTURE


                            Dated as of June 18, 1998

                         ----------------------------

                                  $150,000,000

                   8 1/8% Senior Subordinated Notes due 2006

================================================================================

          Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of June 18, 1998

Trust Indenture                                                Indenture
  Act Section                                                   Section
---------------                                                ----------
(S)(S) 310  (a)(1)............................................... 6.09
            (a)(2)............................................... 6.09
            (a)(3)............................................... N/A
            (a)(4)............................................... N/A
            (a)(5)............................................... 6.09
            (b).................................................. 6.08
(S)(S) 311  (a).................................................. 6.13
            (b).................................................. 6.13
(S)(S) 312  (a).................................................. 7.01
            (b).................................................. 7.02
            (c).................................................. 7.02
(S)(S) 313  (a).................................................. 7.03
            (b).................................................. 7.03
            (c).................................................. 7.03
            (d).................................................. 7.03
(S)(S) 314  (a)(1)............................................... 7.04
            (a)(2)............................................... 7.04
            (a)(3)............................................... 7.04
            (a)(4)...............................................10.08
            (b).................................................. N/A
            (c)(1)......................................... 1.04, 4.03
            (c)(2)......................................... 1.04, 4.03
            (c)(3)............................................... N/A
            (d).................................................. N/A
            (e).................................................. 1.04
(S)(S) 315  (a)............................................... 6.01(a)
            (b).................................................. 6.02
            (c)............................................... 6.01(b)
            (d)............................................... 6.01(c)
            (e).................................................. 5.14
(S)(S) 316  (a) (last sentence)................... 1.1 ("Outstanding")
                                                         -----------
            (a)(1)(A)............................................ 5.12
            (a)(1)(B)............................................ 5.13
            (a)(2)............................................... N/A
            (b).................................................. 5.08
(S)(S) 317  (a)(1)............................................... 5.03
            (a)(2)............................................... 5.04
            (b)..................................................10.03
(S)(S) 318  (a).................................................. 1.08

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
PARTIES.......................................................................................................    1

RECITALS OF THE COMPANY.......................................................................................    1

ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..................................................    2
          Section 1.01.     Definitions.......................................................................    2
          Section 1.03.     Rules of Construction.............................................................   23
          Section 1.04.     Form of Documents Delivered to Trustee............................................   24
          Section 1.05.     Acts of Holders...................................................................   25
          Section 1.06.     Notices, etc., to the Trustee and the Company.....................................   26
          Section 1.07.     Notice to Holders; Waiver.........................................................   26
          Section 1.08.     Conflict with Trust Indenture Act.................................................   27
          Section 1.09.     Effect of Headings and Table of Contents..........................................   27
          Section 1.10.     Successors and Assigns............................................................   27
          Section 1.11.     Separability Clause...............................................................   27
          Section 1.12.     Benefits of Indenture.............................................................   27
          Section 1.13.     GOVERNING LAW.....................................................................   27
          Section 1.14.     No Recourse Against Others........................................................   28
          Section 1.15.     Independence of Covenants.........................................................   28
          Section 1.16.     Exhibits and Schedules............................................................   28
          Section 1.17.     Counterparts......................................................................   28
          Section 1.18.     Duplicate Originals...............................................................   28
          Section 1.19.     Incorporation by Reference of TIA.................................................   28

ARTICLE TWO

     SECURITY FORMS...........................................................................................   29
          Section 2.01.     Form and Dating...................................................................   29
          Section 2.02.     Execution and Authentication; Aggregate Principal Amount..........................   30
          Section 2.03.     Restrictive Legends...............................................................   30
          Section 2.04.     Book-Entry Provisions for Global Notes............................................   33
          Section 2.05.     Special Transfer Provisions.......................................................   34

ARTICLE THREE

     THE NOTES................................................................................................   36
          Section 3.01.     Title and Terms...................................................................   36
          Section 3.02.     Denominations.....................................................................   36

                                                                                                               Page
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
          Section 3.03.     Temporary Notes...................................................................   37
          Section 3.04.     Registration; Registration of Transfer and Exchange...............................   37
          Section 3.05.     Mutilated, Destroyed, Lost and Stolen Notes.......................................   38
          Section 3.06.     Payment of Interest; Interest Rights Preserved....................................   39
          Section 3.07.     Persons Deemed Owners.............................................................   40
          Section 3.08.     Cancellation......................................................................   40
          Section 3.09.     Computation of Interest...........................................................   40
          Section 3.10.     Legal Holidays....................................................................   41
          Section 3.11.     CUSIP Number......................................................................   41
          Section 3.12.     Payment of Additional Interest Under Registration Rights Agreement................   41

ARTICLE FOUR

     DEFEASANCE OR COVENANT DEFEASANCE........................................................................   41
          Section 4.01.     Defeasance........................................................................   41
          Section 4.02.     Covenant Defeasance...............................................................   42
          Section 4.03.     Conditions to Defeasance or Covenant Defeasance...................................   42
          Section 4.04.     Deposited Money and U.S. Government Obligations To
                            Be Held in Trust, Etc.............................................................   43
          Section 4.05.     Reinstatement.....................................................................   44
          Section 4.06.     Repayment to Company..............................................................   44

 ARTICLE FIVE

     REMEDIES.................................................................................................   45
          Section 5.01.     Events of Default.................................................................   45
          Section 5.02.     Acceleration of Maturity; Rescission and Annulment................................   46
          Section 5.03.     Collection of Indebtedness and Suits for Enforcement by
                            Trustee; Other Remedies...........................................................   47
          Section 5.04.     Trustee May File Proofs of Claims.................................................   47
          Section 5.05.     Trustee May Enforce Claims Without Possession of Notes............................   48
          Section 5.06.     Application of Money Collected....................................................   48
          Section 5.07.     Limitation on Suits...............................................................   49
          Section 5.08.     Unconditional Right of Holders To Receive Principal,
                            Premium and Interest..............................................................   49
          Section 5.09.     Restoration of Rights and Remedies................................................   50
          Section 5.10.     Rights and Remedies Cumulative....................................................   50
          Section 5.11.     Delay or Omission Not Waiver......................................................   50
          Section 5.12.     Control by Majority...............................................................   50

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
          Section 5.13.     Waiver of Past Defaults...........................................................   50
          Section 5.14.     Undertaking for Costs.............................................................   51
          Section 5.15.     Waiver of Stay, Extension or Usury Laws...........................................   51

ARTICLE SIX

     THE TRUSTEE..............................................................................................   52
          Section 6.01.     Certain Duties and Responsibilities...............................................   52
          Section 6.02.     Notice of Defaults................................................................   53
          Section 6.03.     Certain Rights of Trustee.........................................................   53
          Section 6.04.     Trustee Not Responsible for Recitals, Dispositions of
                            Notes or Application of Proceeds Thereof..........................................   54
          Section 6.05.     Trustee and Agents May Hold Notes; Collections; etc...............................   55
          Section 6.06.     Money Held in Trust...............................................................   55
          Section 6.07.     Compensation and Indemnification of Trustee and Its Prior Claim...................   55
          Section 6.08.     Conflicting Interests.............................................................   55
          Section 6.09.     Corporate Trustee Required; Eligibility...........................................   56
          Section 6.10.     Resignation and Removal; Appointment of Successor Trustee.........................   56
          Section 6.11.     Acceptance of Appointment by Successor............................................   57
          Section 6.12.     Successor Trustee by Merger, etc..................................................   58
          Section 6.13.     Preferential Collection of Claims Against Issuers.................................   58

ARTICLE SEVEN

     HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY........................................................   59
          Section 7.01.     Preservation of Information; Company To Furnish
                            Trustee Names and Addresses of Holders............................................   59
          Section 7.02.     Communications of Holders.........................................................   59
          Section 7.03.     Reports by Trustee................................................................   59
          Section 7.04.     Reports by Company and Each Guarantor.............................................   60

ARTICLE EIGHT

     SUCCESSOR CORPORATION....................................................................................   60
          Section 8.01.     When Company May Merge, etc.......................................................   60
          Section 8.02.     Successor Substituted.............................................................   61

                                                                                                               Page
                                                                                                               ----
ARTICLE NINE

     AMENDMENTS, SUPPLEMENTS AND WAIVERS......................................................................   62
          Section 9.01.     Without Consent of Holders........................................................   62
          Section 9.02.     With Consent of Holders...........................................................   62
          Section 9.03.     Compliance with Trust Indenture Act...............................................   63
          Section 9.04.     Effect of Supplemental Indentures.................................................   64
          Section 9.05.     Revocation and Effect of Consents.................................................   64
          Section 9.06.     Notation on or Exchange of Notes..................................................   64
          Section 9.07.     Trustee May Sign Amendments, etc..................................................   65

ARTICLE TEN

     COVENANTS................................................................................................   65
          Section 10.01.    Payment of Principal, Premium and Interest........................................   65
          Section 10.02.    Maintenance of Office or Agency...................................................   65
          Section 10.03.    Money for Note Payments To Be Held in Trust.......................................   66
          Section 10.04.    Existence.........................................................................   67
          Section 10.05.    Payment of Taxes and Other Claims.................................................   67
          Section 10.06.    Insurance.........................................................................   67
          Section 10.07.    Compliance Certificate............................................................   68
          Section 10.08.    Reporting Requirements............................................................   68
          Section 10.09.    Limitation on Guarantees by Restricted Subsidiaries...............................   68
          Section 10.10.    Limitation on Incurrence of Indebtedness and Preferred Stock......................   69
          Section 10.11.    Limitation on Restricted Payments.................................................   71
          Section 10.12.    Limitation on Transactions with Affiliates........................................   72
          Section 10.13.    Limitation on Sale of Assets and Subsidiary Stock; Event of Loss..................   73
          Section 10.14.    Change of Control.................................................................   75
          Section 10.15.    Limitation on Liens...............................................................   78
          Section 10.16.    Limitation on Dividends and Other Payment Restrictions
                            Affecting Restricted Subsidiaries.................................................   78
          Section 10.17.    Restrictions on Sale of Capital Stock of Restricted Subsidiaries..................   78
          Section 10.18.    Limitation on Designations of Unrestricted Subsidiaries...........................   79
          Section 10.19.    Limitation on Other Senior Subordinated Indebtedness..............................   80
          Section 10.20.    Limitation on Lines of Business...................................................   80
          Section 10.21.    Limitation on Status as Investment Company........................................   80

ARTICLE ELEVEN

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
                                                                                                               Page
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
     REDEMPTION OF NOTES......................................................................................   80
          Section 11.01.    Optional and Special Redemption...................................................   80
          Section 11.02.    Required Regulatory Redemption....................................................   81
          Section 11.03.    Applicability of Article..........................................................   81
          Section 11.04.    Election To Redeem; Notice to Trustee.............................................   82
          Section 11.05.    Selection of Notes To Be Redeemed.................................................   82
          Section 11.06.    Notice of Redemption..............................................................   82
          Section 11.07.    Deposit of Redemption Price.......................................................   83
          Section 11.08.    Notes Payable on Redemption Date..................................................   83
          Section 11.09.    Notes Redeemed or Purchased in Part...............................................   84

ARTICLE TWELVE

     SATISFACTION AND DISCHARGE...............................................................................   84
          Section 12.01.    Satisfaction and Discharge of Indenture...........................................   84
          Section 12.02.    Application of Trust Money........................................................   85

ARTICLE THIRTEEN

     GUARANTEE OF NOTES.......................................................................................   85
          Section 13.01.    Guarantee.........................................................................   85
          Section 13.02.    Execution and Delivery of Guarantee...............................................   87
          Section 13.03.    Additional Guarantors.............................................................   87
          Section 13.04.    Guarantee Obligations Subordinated to Guarantor
                            Senior Indebtedness...............................................................   88
          Section 13.05.    Release of a Guarantor............................................................   88
          Section 13.06.    Waiver of Subrogation.............................................................   89

ARTICLE FOURTEEN

     SUBORDINATION OF NOTES AND GUARANTEES....................................................................   89
          Section 14.01.    Notes Subordinate to Senior Indebtedness; Guarantee
                            Obligations Subordinated to Guarantor Senior Indebtedness.........................   89
          Section 14.02.    Payment Over of Proceeds upon Dissolution, etc....................................   90
          Section 14.03.    Suspension of Payment When Designated Senior
                            Indebtedness is in Default; Suspension of Guarantee Obligations
                            When Guarantor Senior Indebtedness in Default.....................................   91
          Section 14.04.    Trustee's Relation to Senior Indebtedness and Guarantor
                            Senior Indebtedness...............................................................   93
          Section 14.05.    Subrogation.......................................................................   93
          Section 14.06.    Provisions Solely To Define Relative Rights.......................................   94
          Section 14.07.    Trustee To Effectuate Subordination...............................................   94
          Section 14.08.   N o Waiver of Subordination Provisions.............................................   95

                                                                                                               Page
                                                                                                               ----
          Section 14.09.    Notice to Trustee.................................................................   95
          Section 14.10.    Reliance on Judicial Order or Certificate of Liquidating Agent....................   96
          Section 14.11.    Rights of Trustee as a Holder of Senior Indebtedness or
                            Guarantor Senior Indebtedness; Preservation of Trustee's Rights...................   97
          Section 14.12.    Article Applicable to Paying Agents...............................................   97
          Section 14.13.    No Suspension of Remedies.........................................................   97

TESTIMONIUM...................................................................................................

SIGNATURES....................................................................................................


Exhibit A Form of Initial Note................................................................................  A-1

Exhibit B Form of Exchange Note...............................................................................  B-1

Exhibit C Form of Certificate To Be Delivered in Connection with
          Subsequent Transfers to Non-QIB Accredited Investors................................................  C-1

Exhibit D Form of Certificate To be Delivered in Connection with Transfers
          Pursuant to Regulation S............................................................................  D-1

Exhibit E Form of Guarantee...................................................................................  E-1

          INDENTURE, dated as of June 18, 1998, among EMPRESS ENTERTAINMENT, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer; Empress Casino Joliet Corporation, a corporation
 -------
incorporated under the laws of the State of Illinois, Empress River Casino Finance Corporation, a corporation incorporated under the laws of the State of Delaware, Empress Casino Hammond Corporation, a corporation incorporated under the laws of the State of Indiana, and Hammond Residential, L.L.C., a limited liability company organized under the laws of the State of Indiana, each as a Guarantor; and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking corporation, as trustee (the "Trustee").
                              -------

                             RECITALS OF THE COMPANY

          The Company has duly authorized the issuance of $150,000,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2006 (the "Initial Notes"), and the issuance of 8 1/8% Senior Subordinated Notes due 2006, to be exchanged for the Initial Notes, including the Exchange Securities and the Private Exchange Securities contemplated by the Registration Rights Agreement (as defined herein) (the "Exchange Notes" and, together with the Initial Notes, the "Notes");

          Each of the Guarantors has agreed to guarantee, jointly, severally and unconditionally, the Notes.

          Upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act (as defined herein) that are required to be part of and to govern indentures qualified under the Trust Indenture Act; and

          All acts and things necessary have been done to make (i) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture.

NOW, THEREFOR, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.0.   Definitions.
                    -----------

          "Acquired Indebtedness" with respect to the Company means Indebtedness
           ---------------------
of another person existing at the time such person becomes a Restricted Subsidiary or is merged or consolidated into or with the Company or one of its Restricted Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a Restricted Subsidiary.

          "Acquisition" means the purchase or other acquisition of any person or
           -----------
substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

          "Adjusted Consolidated Net Income" means Consolidated Net Income,
           --------------------------------
minus 100% of the amount of any writedowns, writeoffs, or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period.

          "Affiliate" means, (i) any person directly or indirectly controlling
           ---------
or controlled by or under direct or indirect common control with the Company or any of the Restricted Subsidiaries; (ii) with respect to the Company and any Restricted Subsidiary, so long as the Company is an S Corporation, any director or stockholder of the Company or such Restricted Subsidiary; (iii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clauses (i) or (ii) above; and (iv) any trust in which any person described in clauses (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

          "Affiliate Transaction" has the meaning set forth under Section 10.12.
           ---------------------

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any person other than the Company or a Restricted Subsidiary, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (a) any sale of the Capital Stock of an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest or any merger or consolidation involving only an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the

Company or any Restricted Subsidiary has an ownership interest or any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets governed by the provisions described in Article Eight; (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any sale, conveyance, transfer, lease or other disposition of any property or asset either (i) in the ordinary course of business and consistent with past practice or (ii) whether in one transaction or a series of related transactions, involving assets with a fair market value not in excess of $2.0 million; (d) the sale of the Company's airplane owned on the Issue Date; or (e) the sale, transfer, lease, conveyance or other disposition of all or any portion of a parcel of real estate located in Joliet, Illinois owned by the Company and its Restricted Subsidiaries, comprised of approximately 350 acres, the legal description of which is set forth on Exhibit F attached hereto (the "Joliet Real Estate").
                                ------------------

          "Average Life" means, as of the date of determination, with respect to
           ------------
any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument and multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bank Indebtedness" means any and all amounts payable from time to
           -----------------
time under or in respect of the Credit Facility, including principal, premium (if any), interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such a proceeding), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts and other liabilities payable thereunder or in respect thereof.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of
           --------------
1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

          "Beneficial Owner" for purposes of the definition of Change of Control
           ----------------
has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any person, the board of
           ------------------
directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such person.

          "Board Resolution" means, with respect to any person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any corporation, any and all
           -------------
shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means any obligation under a lease of
           ----------------------------
(or other agreement conveying the right to use) any property (whether real, personal or mixed) required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

          "Cash Equivalent" means (i) any evidence of Indebtedness with a
           ---------------
maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper or bankers' acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the U.S. or the District of Columbia and rated at least A-1 by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; and (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause
(ii) above.

          "Casino" means a gaming establishment owned by the Company or a
           ------
Restricted Subsidiary, and containing at least 200 slot machines or at least 15 gaining tables, or containing at least 10,000 square feet dedicated to the operation of games of chance, and any hotel, building, restaurant, theater, parking facilities, retail shops, land, equipment and other property or asset directly ancillary thereto or used in connection therewith.

          "Change of Control" means (i) any merger or consolidation of, or any
           -----------------
sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, the Company in each case on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons or entities of which a majority of voting power is owned by such Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the aggregate voting power normally entitled to vote in the election of directors of the transferee; (ii) the time that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than

Excluded Persons or entities of which a majority of voting power is owned by such Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the aggregate voting power of all classes of Capital Stock then outstanding of the Company normally entitled to vote in elections of directors; or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another person or group may be uncertain.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" or "SEC" means the Securities and Exchange Commission, as
           ----------      ---
from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Company" means Empress Entertainment, Inc., a Delaware corporation,
           -------
unless and until a successor replaces it in accordance with this Indenture, and thereafter means such Surviving Person.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
of the Company signed in the name of the Company by an Officer of the Company.

          "Consolidated Depreciation and Amortization Expense" means, for any
           --------------------------------------------------
period, the total amount of depreciation and amortization expense and other non-cash expenses (excluding any non-cash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) for the Company and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP) for such period on a consolidated basis as defined in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income
           -------------------
for such period adjusted to add thereto (to the extent deducted from net revenues in determining

Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense; (ii) Consolidated Depreciation and Amortization Expense; and
(iii) Consolidated Fixed Charges.

          "Consolidated Fixed Charge Coverage Ratio" on any date of
           ----------------------------------------
determination (the "Transaction Date") means the ratio, on a pro forma basis, of
                    ----------------
(a) the aggregate amount of Consolidated EBITDA attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to
(b) the aggregate Consolidated Fixed Charges (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation: (i) Acquisitions or Assets Sales (or transactions which would constitute Asset Sales but for the exclusions set forth in clause (a), and in the last sentence, of the definition of "Asset Sales") which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period; (ii) transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period; (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the relevant Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period; and (iv) the Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the relevant Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

          "Consolidated Fixed Charges" means, for any period, the aggregate
           --------------------------
amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all of Indebtedness of the Company and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP), including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness; (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP; and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP; (b) one-third of the rental expense for such period attributable to operating leases of the Company and its Restricted Subsidiaries; and (c) the amount of dividends paid or payable by the Company or any of its Restricted Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Restricted Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed; and (z) any interest expense or premium for the period from and after the Issue Date relating to the 10 3/4% Notes shall be excluded from Consolidated Fixed Charges.

          "Consolidated Income Tax Expense" means, for any period, the provision
           -------------------------------
for Federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP), for such period as determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any period, the net
           -----------------------
income (or loss) of the Company and its Restricted Subsidiaries (but excluding Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains which are extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, any gain from the sale or other disposition of assets outside the ordinary course of business or from the sale of any Capital Stock, but gains from the sale of Capital Stock of Unrestricted Subsidiaries (or other persons other than Restricted Subsidiaries) or a merger or consolidation involving Unrestricted Subsidiaries (or other persons other than Restricted Subsidiaries) shall be included in the calculation of net income); (b) the portion of net income, if positive, of any Restricted Subsidiary allocable to minority interests therein, except to the extent of the amount of any dividends or distributions actually paid in cash to the Company or a Restricted Subsidiary; (c) the net income, if positive, of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; and (d) any interest expense or premium for the period from and after the Issue Date relating to the 10 3/4% Notes, and any interest income relating to securities deposited in connection with the covenant defeasance thereof.

          "Corporate Trust Office" means the office of the Trustee at which at
           ----------------------
any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 180 E. Fifth Street, St. Paul, Minnesota 55101; attention: Corporate Trust Administration.

          "Credit Agreement" means the Credit Agreement to be dated as of June
           ----------------
17, 1998 among the Company, certain of the Company's Subsidiaries, the lenders named therein, Wells Fargo Bank, National Association, and Wells Fargo Bank, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes (a) related notes, guarantees and other agreements executed in connection therewith and (b) any agreement (i) extending the maturity of all or any portion of the Indebtedness thereunder, (ii) adding additional borrowers or guarantors thereunder and (iii) increasing the amount to be borrowed thereunder; provided, however, that in the case of clauses (i), (ii) and (iii), any such agreement is not prohibited by this Indenture.

          "Credit Facility" means the $100.0 million revolving line of credit,
           ---------------
including a subfacility for the issuance of standby and documentary letters of credit, established pursuant to the Credit Agreement.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

          "Currency Agreement Obligations" means the obligations of any person
           ------------------------------
under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

          "Default" means any event which is, or after notice or passage of time
           -------
or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, or such other
           ----------
depositary as the Company may appoint as a successor thereto.

          "Designated Senior Indebtedness" means (a) all Senior Indebtedness
           ------------------------------
outstanding under the Credit Facility and (b) any other Senior Indebtedness in a principal amount of at least $10 million outstanding which, at the time of determination, is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Designation" has the meaning set forth in Section 10.18.
           -----------

          "Designation Amount" has the meaning set forth in Section 10.18.
           ------------------

          "Disqualified Capital Stock" means (a) except as set forth in (b),
           --------------------------
with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes; and (b) with respect to any Subsidiary of such person, any Capital Stock.

          "Dollars" or "$" means lawful money of the United States of America.
           -------      -

          "Equity Offering" has the meaning set forth in Section 11.01.
           ---------------

          "Event of Default" has the meaning set forth in Section 5.01.
           ----------------

          "Event of Loss" means, with respect to any property or asset, any
           -------------
loss, destruction or damage of such property or asset or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or asset, or confiscation or requisition of the use of such property or asset.

          "Event of Loss Amount" has the meaning setforth in Section 10.13.
           --------------------

          "Excess Proceeds" has the meaning set forth in Section 10.13.
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the Commission thereunder.

          "Exchange Notes" has the meaning set forth in the preamble hereto.
           --------------

          "Exchange Offer" has the meaning set forth in the Registration Rights
           --------------
Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in
           -------------------------------------
the Registration Rights Agreement.

          "Exchange Securities" has the meaning set forth in the Registration
           -------------------
Rights Agreement.

          "Excluded Persons" means, collectively, the existing stockholders of
           ----------------
the Company as of the Issue Date and any of their respective estates, spouses, heirs, ancestors, lineal descendants, legatees, and legal representatives and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries.

          "Existing Indebtedness" means Indebtedness outstanding on the date of
           ---------------------
the Indenture.

          "Facility" means one or more Casinos and related facilities operated
           --------
by the Company or any of its Restricted Subsidiaries that are located within a ten-mile radius of one another.

          "Fair Market Value" means, with respect to any asset, the price which
           -----------------
could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith evidenced by a board resolution thereof delivered to the Trustee.

          "FF&E Indebtedness" means Indebtedness which is secured by a Lien upon
           -----------------
any tangible personal property acquired after the Issue Date, constituting operating assets, which are financed, purchased or leased for the purpose of engaging in or developing a Related Business.

          "GAAP" means U.S. generally accepted accounting principles as in
           ----
effect on the Issue Date.

          "Gaming Authority" means any Governmental Authority with appropriate
           ----------------
jurisdiction and authority relating to a Gaming License.

          "Gaming Jurisdiction" means any foreign, Federal, state or local
           -------------------
jurisdiction in which the Company, any Restricted Subsidiary or any of their respective Subsidiaries has a direct or indirect beneficial, legal or voting interest in an entity that conducts casino gaming.

          "Gaming Law" means any law, rule, regulation or ordinance governing
           ----------
gaming activities, including the Illinois Riverboat Act and the Indiana Riverboat Act, any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules, and regulations in each Gaming Jurisdiction.

          "Gaming Licenses" means every license, franchise or other
           ---------------
authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct riverboat, dockside or land-based gaming in any Gaming Jurisdiction, and any applicable liquor licenses.

          "Governmental Authority" means any agency, authority, board, bureau,
           ----------------------
commission, department, office or instrumentality of any nature whatsoever of the U.S. or a foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

          "guarantee" means, as applied to any obligation, (i) a guarantee
           ---------
(other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantors" means all existing Restricted Subsidiaries of the Company
           ----------
and all future Restricted Subsidiaries of the Company.

          "Guarantor Senior Indebtedness" means, with respect to the
           -----------------------------
Indebtedness of any Guarantor, any such Indebtedness represented by a guarantee by such Guarantor of any Senior Indebtedness or any Senior Indebtedness of any such Guarantor.

          "Holder" or "Noteholder" means a person in whose name a Note is
           ------      ----------
registered in the Note Register.

          "incur" has the meaning set forth in Section 10.10 and "incurrence,"
           -----
"incurred" and "incurring" shall have the meanings correlative to the foregoing.

          "Indebtedness" of any person means, without duplication, (a) all
           ------------
liabilities and obligations, contingent or otherwise, with respect to any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) evidenced by bonds (other than surety or performance bonds), notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date or are being contested in good faith; (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks; (v) for the payment of money relating to a Capitalized Lease Obligation; or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability; (d) all obligations to purchase, redeem or acquire any Capital Stock; (e) all obligations secured by a Lien, to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (f) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or (e), or this clause (f), whether or not between or among the same parties.

          "Indenture" means this instrument as originally executed (including
           ---------
all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith
           ------------------
Incorporated and Wasserstein Perella Securities, Inc.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the stated due date of an installment of
           ---------------------
interest on the Notes.

          "Interest Swap Obligations" means the obligations of any person
           -------------------------
pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person to such other person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such other person based upon fluctuations in interest rates.

          "Investment" by any person in any other person means (without
           ----------
duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business that are not more than 30 days past their original due date); (c) other than the Subsidiary Guarantees, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; or (d) the making of any capital contribution by such person to such other person.

          "Issue Date" means the date of first issuance of the Notes under the
           ----------
Indenture.

          "Joliet Real Estate" shall have the meaning given to such term in the
           ------------------
definition of "Asset Sale" set forth above.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or
           -----------------
Cash Equivalents received by the Company or a Restricted Subsidiary in the case of a sale of Qualified Capital Stock and by the Company or a Restricted Subsidiary in respect of an Asset Sale, less, in each case, the sum of all fees, commissions and other (in the case of an Asset Sale, reasonable and customary) expenses incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company or such Restricted Subsidiary) of income, franchise, sales and other applicable taxes required to be paid by the Company or such Restricted Subsidiary in connection with such Asset Sale.

          "Net Proceeds" means the aggregate Net Cash Proceeds and fair market
           ------------
value of property (valued at the fair market value thereof at the time of receipt in good faith by the Board of Directors of the Company or the applicable Restricted Subsidiary), other than securities of the Company or a Restricted Subsidiary, received by the Company or a Restricted Subsidiary after payment of expenses, commissions, discounts and the like incurred in connection therewith.

          "Non-Recourse Indebtedness" means Indebtedness of a person to the
           -------------------------
extent that under the terms thereof or any other document, instrument or filing no personal recourse shall be had against such person for the payment of the principal of, premium, if any, or interest on, such Indebtedness, and enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Company or any Restricted Subsidiary provides any credit support or is directly or indirectly liable. Indebtedness shall not lose is characterization as Non-Recourse Indebtedness solely as a result of a person being personally liable for losses caused by misappropriation, fraud or wilful breaches of representations and warranties.

          "Non-payment Default" means, for purposes of Article Fourteen hereof,
           -------------------
any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company or any Guarantor pursuant to which the maturity thereof may be accelerated.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined
           ---------------
in Regulation S.

          "Note Guarantee" means a guarantee by a Guarantor, if any, of the
           --------------
Notes and the Company's obligations under this Indenture.

          "Notes" has the meaning set forth in the preamble hereto.
           -----

          "Obligations" means any principal, interest, penalties, fees,
           -----------
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer to Purchase" means any Change of Control Offer or Asset Sale
           -----------------
Offer.

          "Offer to Purchase Price" means any Change of Control Purchase Price
           -----------------------
or Asset Sale Offer Price.

          "Offering" shall have the meaning set forth in the Offering
           --------
Memorandum.

          "Offering Memorandum" means the offering memorandum dated as of June
           -------------------
11, 1998 relating to the Offering and sale of the Notes.

          "Officer" means, with respect to any person, the Chairman, President,
           -------
Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, any Vice President, Treasurer or Secretary, or any other officer designated by the Board of Directors serving in a similar capacity.

          "Officer's Certificate" means, with respect to the Company or any
           ---------------------
Restricted Subsidiary, a certificate signed by two Officers of the Company or such Restricted Subsidiary and otherwise complying with the requirements of the Indenture.

          "Opinion of Counsel" means a written opinion of counsel, who may be an
           ------------------
employee of or counsel to the Company or a Restricted Subsidiary, and who shall be reasonably acceptable to the Trustee.

          "Outstanding" means, as of the date of determination, all Notes
           -----------
theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly and irrevocably given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03; and

          (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor under the Notes or any Affiliate of the Company or such other obligor.

          "Paying Agent" means any person authorized by the Company to pay the
           ------------
principal, premium, if any, or interest on any Notes on behalf of the Company.

          "Payment Blockage Period" shall have the meaning set forth in Section
           -----------------------
14.03.

          "Payment Default" means any default in the payment when due (whether
           ---------------
Stated Maturity, by acceleration or otherwise) of principal or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, of the Company or any Guarantor.

          "Permitted Indebtedness" has the meaning set forth in Section 10.10.
           ----------------------

          "Permitted Investments" means the aggregate of (a) any Investment in
           ---------------------
the Company or in any Restricted Subsidiary; (b) any Investment in Cash Equivalents or purchases by the Company or any Restricted Subsidiary of any of the Notes in open market purchase transactions; (c) any Investment by the Company or any Restricted Subsidiary in a person, if as a result of such Investment (i) such person becomes a Restricted Subsidiary of the Company that is engaged in a Related Business, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is engaged in a Related Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10.13; (e) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company or its Restricted Subsidiaries; (f) any Investment of the Joliet Real Estate or proceeds from the sale of the Joliet Real Estate; and (g) Investments, the aggregate fair market value of which (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, do not exceed $50.0 million.

          "Permitted Liens" means any of the following:
           ---------------

               (a) Liens existing on the date of the Indenture;

               (b) Liens securing Obligations of the Company or any of the Restricted Subsidiaries under any Senior Indebtedness permitted to be incurred under the Indenture, including, without limitation, Liens to be incurred under the Credit Agreement;

               (c) Liens to secure Obligations of the Company or any of its Restricted Subsidiaries under any FF&E Indebtedness permitted to be incurred pursuant to clause (b)(v) of Section 10.10 that do not exceed $7.5 million at any one time outstanding per Facility;

               (d) Liens to secure Obligations of the Company or any of its Restricted Subsidiaries under any Purchase Money Indebtedness or Non-Recourse Indebtedness permitted to be incurred pursuant to clause
          (b)(iv) of Section 10.10 in an amount not to exceed $7.5 million in the aggregate at any one time outstanding;

               (e) Liens to secure Obligations of the Company or any of the Restricted Subsidiaries under any Refinancing Indebtedness incurred to refinance any Indebtedness referred to in the foregoing clauses (a) through (d), provided that (i) the Indebtedness to be refinanced was secured and (ii) the Lien does not extend beyond the amount of Indebtedness to be refinanced;

               (f) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or the applicable Restricted Subsidiary if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as applicable, in accordance with GAAP;

               (g) statutory Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue; or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or the applicable Restricted Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP;

               (h) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Restricted Subsidiary) or interfere with the ordinary conduct of the business of the Company or a Restricted Subsidiary; provided, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and

               (i)  Liens created by the Indenture.

          "person" means any individual, limited liability company, corporation,
           ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Preferred Stock" means, with respect to any person, Capital Stock of
           ---------------
any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Capital Stock of any other class of such person.

          "Private Exchange Securities" has the meaning set forth in the
           ---------------------------
Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Initial Notes in the form set forth in Section 2.03.

          "Purchase Money Indebtedness" means any Non-recourse Indebtedness of
           ---------------------------
such person owed to any seller or other person which is incurred to finance the acquisition of any real or personal tangible property of a Related Business within 90 days of such acquisition.

          "Qualified Capital Stock" means any Capital Stock of the Company or a
           -----------------------
Restricted Subsidiary that is not Disqualified Capital Stock.

          "Qualified Exchange" means any defeasance, redemption, repurchase or
           ------------------
other acquisition of Capital Stock or Indebtedness of a Guarantor with the Net Proceeds received by such Guarantor from the substantially concurrent sale of Qualified Capital Stock of such Guarantor or in exchange for Qualified Capital Stock of such Guarantor.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning
           -----------------------------      ---
specified in Rule 144A under the Securities Act.

          "Redeemable Capital Stock" means any class or series of Capital Stock
           ------------------------
to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption pursuant to the Indenture and the form of Note included therein.

          "Redemption Price" means, with respect to any Note to be redeemed, the
           ----------------
price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

          "Reference Period" with regard to any person means the four full
           ----------------
fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding the relevant date upon which such determination is to be made pursuant to the terms of the Notes or the Indenture.

          "Refinancing Indebtedness" means Indebtedness or Disqualified Capital
           ------------------------
Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any
                                                    -----------
Indebtedness or Disqualified Capital Stock of such person in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) Refinancing Indebtedness of any Restricted Subsidiary shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary; (B) Refinancing Indebtedness shall not have an Average Life less than that of the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such refinancing; (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due on or prior to the Stated Maturity; and (D) if the Indebtedness or Disqualified Capital Stock to be so refinanced was subordinate or junior in right of payment to the Guarantee, then the Refinancing Indebtedness shall be so subordinate or junior in right of payment to such Guarantee to an extent no less favorable in respect thereof to the Holders.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated on or about the Issue Date between the Company and the Initial Purchasers for the benefit of themselves and the Holders as the same may be amended from time to time in accordance with the terms thereof.

          "Regular Record Date" means the Regular Record Date specified in the
           -------------------
Notes.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Related Business" means the gaming business conducted (or proposed to
           ----------------
be conducted) by the Company, its Restricted Subsidiaries and their respective Subsidiaries as of the Issue Date and any and all related businesses in support of, ancillary to or attracting visitors to the gaming business of the Company, its Restricted Subsidiaries and their respective Subsidiaries and additionally expressly includes any riverboat, dockside or land-based gaming or horse racing businesses or any business mandated by a Gaming Authority in order to obtain or retain a Gaming License.

          "Required Regulatory Redemption" shall have the meaning set for under
           ------------------------------
Section 11.02.

          "Responsible Officer" means, with respect to the Trustee, the chairman
           -------------------
or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Investment" means, in one or a series of related
           ---------------------
transactions, any Investment, other than Investments in Cash Equivalents; provided, that a Restricted Investment shall not include (i) the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business; and (ii) a guaranty by a Guarantor of Indebtedness incurred by another Guarantor or the Company in accordance with the covenant in Section 10.10.

          "Restricted Payment" means, with respect to any person, (a) the
           ------------------
declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Restricted Subsidiary of such person; (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Restricted

Subsidiary of any such person; (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms or any defeasance of, any subordinated Indebtedness, directly or indirectly, by such person or a Restricted Subsidiary of such person prior to the scheduled maturity, and scheduled repayment of principal or scheduled sinking fund payment, as the case may be, of such Indebtedness; and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; and (ii) any Investment in the Company or any of the Restricted Subsidiaries by any of their respective Subsidiaries.

          "Restricted Security" has the meaning assigned to such term in Rule
           -------------------
144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has
           ---------------------
not been Designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described in Section 10.18. Except in the case of the Guarantors that existed as of the Issue Date, any such Designation may be Revoked by a Board Resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "Revocation" has the meaning set forth in Section 10.18.
           ----------

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the Commission thereunder.

          "Senior Indebtedness" means (i) the Bank Indebtedness, and (ii) the
           -------------------
principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company,
(iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (vii)

Indebtedness of or amounts owed by the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary, (viii) any liability for Federal, state, local or other taxes owed or owing by the Company, (ix) Indebtedness of the Company to any other Subsidiary of the Company and (x) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture.

          "Senior Representative" means the representative or representatives
           ---------------------
designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness; provided that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Indebtedness may collectively act as Senior Representative for such class or issue.

          "Shelf Registration Statement" has the meaning set forth in the
           ----------------------------
Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary (i) the
           ----------------------
assets of which (after intercompany eliminations) exceed 10% of the assets of the Company and its Restricted Subsidiaries, considered as a whole, or (ii) the Consolidated Net Income of which (before income taxes and extraordinary items) exceeds 10% of the Consolidated Net Income of the Company and its Restricted Subsidiaries, considered as a whole, or (iii) that holds a Gaming License with respect to any Casino, if the Facility of which the Casino is a part (were such facility operated by a single Restricted Subsidiary) would be a Significant Subsidiary as set forth in (i) or (ii) above.

          "Special Record Date" means the Special Record Date specified in the
           -------------------
Notes.

          "Stated Maturity," when used with respect to any Note, means July 1,
           ---------------
2006.

          "Subordinated Indebtedness" means Indebtedness of a Restricted
           -------------------------
Subsidiary that is subordinated in right of payment to the Subsidiary Guaranty of such Restricted Subsidiary to any extent.

          "Subsidiary," with respect to any person, means (i) a corporation at
           ----------
least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

          "Surviving Person" means, with respect to any person involved in any
           ----------------
consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its properties and assets as an entirety, the person formed by or surviving such merger or consolidation or the person to which such sale, assignment, conveyance, transfer or lease is made.

          "Tax Amounts" with respect to any year means an amount equal to (a)
           -----------
the higher of (i) the product of (A) the taxable income of the Company for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage (as defined); and (ii) the product of (A) the alternative minimum taxable income attributable to the Company for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage, plus (b) any deficiencies, penalties or interest payable by the Company's stockholders solely as a result of the taxable income of the Company, less (c) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized by the Company's stockholders in the current or a prior taxable year (including, without limitation, tax losses, alternative minimum tax credits, other tax credits and carryforwards and carrybacks thereof); provided, however, that in no event shall such Tax Percentage exceed the lesser of (1) the highest aggregate applicable effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which a corporation doing business in Chicago, Illinois would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 500 "Basis Points"; and (2) 60%. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods (whether or not the Company ceases to qualify as an S Corporation prior to such distribution). The term "Tax Percentage" is the highest aggregate applicable effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which an individual resident of Chicago, Illinois would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm). Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with a reconciliation within 40 days of the earlier of (i) the Company's filing of the Internal Revenue Service Form 1120S for the applicable taxable year; and (ii) the last date such form is required to be filed (without regard to any extensions). The stockholders of the Company will enter into a binding agreement with the Company to reimburse the Company for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation; provided, that in lieu thereof, the Company shall notify all stockholders that any such positive differences will be set off against future distributions of Tax Amounts.

          "10 3/4% Notes" means the 10 3/4% Senior Notes due 2002 issued
           -------------
pursuant to the terms of an indenture, dated April 7, 1994 among Empress River Casino Finance Corporation, as issuer, the Guarantors named therein and First Trust National Association, as Trustee.

          "Transaction Date" has the meaning set forth under the definition of
           ----------------
"Consolidated Fixed Charge Coverage Ratio".

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939,
           -------------------      ---
as amended, and as in effect from time to time.

          "Trustee" means the person named as the "Trustee" in the first
           -------
paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means a Subsidiary of the Company (other
           -----------------------
than a Guarantor) designated as such pursuant to and in compliance with Section
10.18. Any such Designation may be Revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

          "U.S. Government Obligations" means securities that are (i) direct
           ---------------------------
obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a Depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the Holder of such Depositary receipt; provided, however, that (except as required
                                   --------  -------
by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such Depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such Depositary receipt.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America at the time of payment is legal tender for the payment of public and private debts.


          Section 1.02.  Other Definitions.
                         -----------------

                                                Defined in
          Term                                   Section
          ----                                  ----------
          "Act"                                       1.05
          "Agent Members"                             2.04
          "Asset Sale Offer"                         10.13
          "Asset Sale Offer Period"                  10.13
          "Asset Sale Offer Price"                   10.13
          "Asset Sale Offer Purchase Date"           10.13
          "Asset Sale Offer Trigger Date"            10.13
          "Authenticating Agent"                      2.02
          "Change of Control Date"                   10.14
          "Change of Control Offer"                  10.14
          "Change of Control Purchase Date"          10.14
          "Change of Control Purchase Price"         10.14
          "covenant defeasance"                       4.03
          "Defaulted Interest"                        3.06
          "Defeasance"                                4.01
          "Defeased Guarantees"                       4.01
          "Defeased Notes"                            4.01

          "Global Notes"                              2.01
          "Initial Notes"                             Recitals
          "Note Register"                             3.04
          "Note Registrar"                            3.04
          "Notice of Default"                         5.01
          "Offshore Global Note"                      2.01
          "Offshore Physical Note"                    2.01
          "Optional Redemption Price"                11.01
          "Other Obligations"                         1.20
          "Payment Blockage Notice"                  14.03
          "Physical Notes"                            2.01
          "Refinancing Indebtedness"                 10.10
          "Repurchase Payments"                      10.11
          "Required Filing Dates"                    10.08
          "U.S. Global Note"                          2.01
          "U.S. Physical Notes"                       2.01

          Section 1.03. Rules of Construction.
                        ---------------------

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d)  the words "herein," "hereof" and "hereunder" and other words of
                          ------    ------       ---------
similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e)  all references to "$" or "dollars" shall refer to the lawful
                                  -      -------
currency of the United States of America;

          (f)  the words "include," "included" and "including" as used herein
                          -------    --------       ---------
shall be deemed in each case to be followed by the phrase "without limitation";
                                                           ------------------

          (g) words in the singular include the plural, and words in the plural include the singular; and

          (h) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

          Section 1.04. Form of Documents Delivered to Trustee.
                        --------------------------------------

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee
(a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions (including any covenants compliance with which constitutes a condition precedent), have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with Section 314(c) of the Trust Indenture Act.

               Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the person making such certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government of other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

          Any certificate of opinion of an Officer of the Company, and Guarantor of other obligor on the Notes may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

          Section 1.05. Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing
                                                  ---
such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient including, without limitation, by verification from a notary public or signature guarantee.

          (c)  The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          Section 1.06. Notices, etc., to the Trustee and the Company.
                        ---------------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

               (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office or at any other address previously furnished in writing to the Holders and the Company by the Trustee or at the office of any drop agent specified by or on behalf of the Trustee to the Holders and the Company from time to time; and

               (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at 2300 Empress Drive, Joliet, Illinois 60436, Attention: General Counsel, with a copy to D'Ancona & Pflaum, 30 North LaSalle Street, Chicago, Illinois 60602,
          Attention: Joel D. Rubin, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 1.07. Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 1.08.  Conflict with Trust Indenture Act.
                         ---------------------------------

          If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be, if this Indenture shall then be qualified under the TIA.

          Section 1.09.  Effect of Headings and Table of Contents.
                         ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 1.10.  Successors and Assigns.
                         ----------------------

          All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

          Section 1.11.  Separability Clause.
                         -------------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 1.12.  Benefits of Indenture.
                         ---------------------

          Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in Article Thirteen and Article Fourteen.

          SECTION 1.13.  GOVERNING LAW.
                         -------------

          THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, EACH GUARANTOR AND ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

          Section 1.14.  No Recourse Against Others.
                         --------------------------

          No director, officer, employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          Section 1.15.  Independence of Covenants.
                         -------------------------

          All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 1.16.  Exhibits and Schedules.
                         ----------------------

          All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 1.17.  Counterparts.
                         ------------

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 1.18.  Duplicate Originals.
                         -------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 1.19.  Incorporation by Reference of TIA.
                         ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.

                                   ARTICLE TWO

                                 SECURITY FORMS

          Section 2.01.  Form and Dating.
                         ---------------

          The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The
                                                       ---------
Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have
                                      ---------
notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication and shall show the date of its authentication.

          The additional terms and provisions contained in the forms of Notes and Guarantees, annexed hereto as Exhibits A and E, respectively, shall
                                  ----------------
constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes will initially be issued in either of the following forms:

          (a) Notes offered and sold in reliance on Rule 144A issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Note"), deposited with
                              ---------
     the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.03 hereof. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary.

          (b) Notes offered and sold in offshore transactions in reliance on Regulation S represented upon issuance by a temporary global Note (the "Offshore Global Note" and, together with the U.S. Global Note, the "Global Notes"), which will be exchangeable for certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore
                                                 ---------
     Physical Notes") only upon the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S.

          Subsequent to the initial issuance of the Global Notes provided for in paragraphs (a) and (b) above, physical certificates for notes transferred in reliance on any exemption from registration under the Securities Act, other than as described in the preceding two paragraphs, shall be issued in substantially the form set forth in Exhibit A, subject to the Company's and the Trustee's
                      ---------
right prior to any such transfer to require the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to each of them (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." Physical Notes may initially be registered in the name of the

Depositary or a nominee of such Depositary and be delivered to the Trustee as custodian for such Depositary. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

          Section 2.02.  Execution and Authentication; Aggregate Principal
                         -------------------------------------------------
Amount.
------

          The Notes shall be executed on behalf of the Company by two Officers of the Company. The signature of any Officer on the Notes may be manual or facsimile.

          If an Officer or Assistant Secretary whose manual or facsimile signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 3.05 hereof.

          The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an agent to deal with the Company or with any Affiliate of the Company.

          Section 2.03.  Restrictive Legends.
                         -------------------

          Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the
                                               ------------------------
face thereof until the second anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "SECURITIES ACT"), OR ANY STATE OR

          OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S AND (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
          (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
          (a)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E)

          PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR RESERVE THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSES (D),(E) OR (F) ABOVE TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE TRANSFER AGENT AND REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note shall also bear a legend on the face thereof in substantially the following form:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF

          FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE INDENTURE.

          Section 2.04.  Book-Entry Provisions for Global Notes.
                         --------------------------------------

          This Section 2.04 shall apply only to the Global Notes deposited with the Depositary or its custodian.

          (1) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, the Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.03.

          Members of, or participants in, the Depositary ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (2) Transfers of the Global Notes shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of
Section 2.05 hereof. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depositary to issue Physical Notes.

          (3) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(2), the Note Registrar shall

(if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (4) In connection with the transfer of the beneficial interests in an entire Global Note to beneficial owners pursuant to paragraph (2), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (5) Any Physical Note constituting a Restricted Security delivered in exchange for a beneficial interest in a Global Note pursuant to paragraph (2) or
(3) shall, except as otherwise provided by paragraphs (1)(a)(x) and (3) of
Section 2.05 hereof, bear the Private Placement Legend.

          (6) The owner of a beneficial interest in a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          Section 2.05.  Special Transfer Provisions.
                         ---------------------------

          (1) Transfers to Non-QIB Institutional Accredited Investors and Non-
              ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (a) the Note Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date or (y) (A) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Exhibit C hereto or (B) in the
                                              ---------
     case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit D hereto; and
     ---------

          (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Note Registrar of (x) the certificate, if any, required by paragraph (a) above and (y) written instructions given in accordance with the Depositary's and the Note Registrar's procedures, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (2) Transfers to QIBs.  The following provisions shall apply with
              -----------------
respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (a) the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (b) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (3) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date, or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (4) General.  By its acceptance of any Note bearing the Private
              -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.04 hereof or this
Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Note Registrar's normal business hours upon the giving of reasonable written notice to the Note Registrar.

          In connection with any transfer of the Notes, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.


                                  ARTICLE THREE

                                    THE NOTES

          Section 3.01.  Title and Terms.
                         ---------------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 9.05, 10.11, 10.13, 10.14 or 11.08.

          The Notes shall be known and designated as the "8 1/8% Senior Subordinated Notes due 2006" of the Company. The final Stated Maturity of the Notes shall be July 1, 2006. Interest on the Notes will accrue at the rate of 8 1/8% per annum and will be payable semi-annually in arrears on January 1 and July 1 in each year, commencing on January 1, 1999, to Holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date.

          The additional terms and provisions contained in the forms of Notes and the Guarantees, annexed hereto as Exhibits A and E, respectively, shall
                                      ----------------
constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 3.02.  Denominations.
                         -------------

          The Notes shall be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof.

          Section 3.03.  Temporary Notes.
                         ---------------

          Pending the preparation and delivery of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may consider appropriate, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          Section 3.04.  Registration; Registration of Transfer and Exchange.
                         ---------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the person appointed as being responsible for the keeping of the Note Register (the "Note Registrar") may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by Section 2.03.

          At the option of the Holder, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange and no such transfer or exchange shall constitute a repayment of any obligation nor create any new obligations of the Company.

          Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Note Registrar or any co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.03, 9.05, 10.14, 10.15 or 11.08 not involving any transfer.

          None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing, (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (c) to issue, register, transfer or exchange any Note during a Change of Control Offer or an Asset Sale Offer, if such note is tendered pursuant to such Change of Control Offer or Asset Sale Offer.

          When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request.

          Section 3.05.  Mutilated, Destroyed, Lost and Stolen Notes.
                         -------------------------------------------

          If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless from any loss which either of them may suffer if a Note is replaced, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 3.06.  Payment of Interest; Interest Rights Preserved.
                         ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid by check or wire transfer to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or
(b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing at least 20 days before such payment date of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special

     Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection
     (b), such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Section 3.07.  Persons Deemed Owners.
                         ---------------------

          Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.06) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 3.08.  Cancellation.
                         ------------

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, as evidenced by a Company Order instructing the Trustee that all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.08, except as expressly permitted by this Indenture. Cancelled Notes shall be destroyed by the Trustee who shall provide proof of destruction to the Company. The Trustee shall provide the Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

          Section 3.09.  Computation of Interest.
                         -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 3.10.  Legal Holidays.
                         --------------

          In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

          Section 3.11.  CUSIP Number.
                         ------------

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that
                                                       --------  -------
any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. All Initial Notes shall bear identical CUSIP numbers and all Exchange Notes shall bear identical CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

          Section 3.12.  Payment of Additional Interest Under Registration
                         -------------------------------------------------
Rights Agreement.
----------------

          Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders, as more particularly set forth in section 2(e) of the Registration Rights Agreement. The terms of Section 2(e) of the Registration Rights Agreement are hereby incorporated herein by reference and the Company shall be obligated to provide a copy of such Registration Rights Agreement to the Trustee.


                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

          Section 4.01.  Defeasance.
                         ----------

          The Company may, at its option at any time within the final year of the Stated Maturity of the Notes, elect to have its obligations discharged with respect to Outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely from the trust fund described below, (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payments and money for security payments held in trust and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith.

          Section 4.02.  Covenant Defeasance.
                         -------------------

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and all Guarantors released with respect to Sections 10.05 through 10.20 and the provisions of Article Eight, and any failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d), (e), (f), (g) or (i); provided as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

          Section 4.03.  Conditions to Defeasance or Covenant Defeasance.
                         -----------------------------------------------

          In order to exercise either defeasance or covenant defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes at Stated Maturity or upon redemption in accordance with Article Eleven, and the Holders must have a valid, perfected, exclusive security interest in such trust;

          (2) (a) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the U.S. reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service a ruling, or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or (b) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the U.S. reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to

     Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, or insofar as Section 5.01 (d) events are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor;

          (5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

          (6) the Company shall have delivered to the Trustee an Officer's Certificate to the effect that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (7) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

          Opinions and certificates required to be delivered under this Section shall be in compliance with the requirements set forth in Section 1.04 and this
Section 4.03.

          Section 4.04.  Deposited Money and U.S. Government Obligations To Be
                         -----------------------------------------------------
Held in Trust, Etc.
-------------------

          Subject to the provisions of the last paragraph of Section 10.03, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other person that would qualify to act as successor trustee under Article Six, collectively for purposes of this
Section 4.04, the "Trustee") pursuant to Section 4.03 in respect of the Company's election under either Section 4.01 or 4.02, shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, either at the Stated Maturity or on the applicable Redemption Date, as the case may be, but such money need not be segregated from other funds except to the extent required by law; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes.

          The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.03 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

          Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.03 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

          Section 4.05.  Reinstatement.
                         -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.03, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and each of the Guarantors under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.03, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.03; provided, however, that if the Company or the Guarantors make any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

          Section 4.06.  Repayment to Company.
                         --------------------

          The Trustee shall pay to the Company (or, if appropriate, the Guarantors) upon Company Request any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the Company or the Guarantors, Noteholders entitled to money must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.


                                  ARTICLE FIVE

                                    REMEDIES

          Section 5.01.  Events of Default.
                         -----------------

          "Event of Default," wherever used herein, means any one of the
           ----------------
following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 30 days;

          (b) the failure to pay all or any part of the principal of, or premium, if any, on, the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, or the failure by the Company or any Restricted Subsidiary to comply with any of its obligations described under Article Eight, Section 10.13 or Section 10.14;

          (c) the failure by the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

          (d) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy law,
(iv) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Significant Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due;

          (e) default or defaults under one or more agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10.0 million individually or in the aggregate and either (i) such Indebtedness (or any payment of principal, interest or premium thereon) is already due and payable or (ii) such default or defaults results in the acceleration of the maturity of such Indebtedness;

          (f) final unsatisfied judgments no longer subject to appeal not covered by insurance aggregating in excess of $10.0 million at any one time rendered against the Company or any of the Restricted Subsidiaries and not stayed, bonded or discharged within 60 days; or

          (g) the loss for 90 days of the legal right to conduct gaming operations at any Casino which, if the Facility of which such Casino is a part were operated by a single Subsidiary, would constitute a Significant Subsidiary.

          The Company shall provide an Officers' Certificate to the Trustee promptly upon any officer of the Company obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

          Section 5.02.  Acceleration of Maturity; Rescission and Annulment.
                         --------------------------------------------------

          If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (d) above relating to the Company or any of the Significant Subsidiaries) unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% of the aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal of, and accrued and unpaid interest on, the Notes due and payable immediately. If an Event of Default specified in clause
(d) above relating to the Company or any of the Significant Subsidiaries occurs, all principal of, and accrued and unpaid interest on, the Notes will be immediately due and payable without any declaration or other act on the part of Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes are generally authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, the Notes which have become due solely by such acceleration, have been cured or waived.

          Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default or Event of Default, except a Default or Event of Default in the payment of principal of, or interest on, any Note not yet cured, or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

          Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
                         -------------------------------------------------------
Trustee; Other Remedies.
-----------------------

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 5.01(a) or 5.01(b) hereof occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Notes by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          Section 5.04.  Trustee May File Proofs of Claims.
                         ---------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantors or any other obligor upon the Notes, or the property of the Company, the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, but is not obligated under this paragraph

          (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.05.  Trustee May Enforce Claims Without Possession of Notes.
                         ------------------------------------------------------

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          Section 5.06.  Application of Money Collected.
                         ------------------------------

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  to the Trustee for amounts due under Section 6.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal amounts and premium, if any, owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

          Fourth: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 5.06.

          Section 5.07.  Limitation on Suits.
                         -------------------

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) the Holder or Holders of not less than 25.0% in aggregate principal amount of the Outstanding Notes shall have made written request(s) to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (b) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (c) the Trustee for 15 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (d) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

          Section 5.09.  Unconditional Right of Holders To Receive Principal,
                         ---------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment, in U.S. Legal Tender, of the principal of, premium, if any, and (subject to Section 3.06 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the respective Redemption Dates or date fixed for repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the express consent of such Holder.

          Section 5.09.  Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 5.10.  Rights and Remedies Cumulative.
                         ------------------------------

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.11.  Delay or Omission Not Waiver.
                         ----------------------------

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 5.12.  Control by Majority.
                         -------------------

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to liability; and

          (b) subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 5.13.  Waiver of Past Defaults.
                         -----------------------

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

          (a) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected); or

          (b) in respect of a covenant or provision under this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          Section 5.14.  Undertaking for Costs.
                         ---------------------

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on or after the respective Redemption Dates or dates fixed for repurchase).

          Section 5.15.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

          Section 6.01.  Certain Duties and Responsibilities.
                         -----------------------------------

          (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee or its counsel shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 6.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee or upon advice of its counsel, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.01.

          Section 6.02.  Notice of Defaults.
                         ------------------

          Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers or counsel of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 6.03.  Certain Rights of Trustee.
                         -------------------------

          Subject to Section 6.01 hereof and the provisions of (S) 315 of the
TIA:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company thereof;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

               (d) the Trustee and its agents may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

               (e) the Trustee and its agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney during the reasonable business hours of the Company;

               (f) the Trustee and its agents may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care by it hereunder; or

               (g) the Trustee shall not be charged with knowledge of any Default or Event of Default, as the case may be, with respect to the Notes unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the Default or Event of Default, as the case may be, or (2) written notice of such Default or Event of Default, as the case may be, shall have been given to the Trustee by the Company, any other obligor on the Notes or by any Holder of the Notes.

               (h) Except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except
          (i) any Default or Event of Default occurring pursuant to Sections 5.01(a), 5.01(b) or 10.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

               (i) Delivery of reports, information and documents to the Trustee under Section 10.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of
                         -----------------------------------------------------
Notes or Application of Proceeds Thereof.
----------------------------------------

          The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and the Guarantors in connection with the registration of any Notes and Guarantees issued hereunder are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          Section 6.05.  Trustee and Agents May Hold Notes; Collections; etc.
                         ---------------------------------------------------

          The Trustee, any Paying Agent, Note Registrar or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Sections 6.08 and 6.13 hereof and (S)(S) 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company or the Guarantors and receive, collect, hold and retain collections from the Company or the Guarantors with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

          Section 6.06.  Money Held in Trust.
                         -------------------

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

          Section 6.07.  Compensation and Indemnification of Trustee and Its
                         ---------------------------------------------------
Prior Claim.
-----------

          The Company and the Guarantors covenant and agree: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such reasonable expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the exercise or performance of any of its powers or duties hereunder, including enforcement of this Section 6.07. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The obligations of the Company and the Guarantors under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

          Section 6.08.  Conflicting Interests.
                         ---------------------

          The Trustee shall be subject to and comply with the provisions of (S) 310(b) of the TIA.

          Section 6.09.  Corporate Trustee Required; Eligibility.
                         ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(5) and which shall have a combined capital and, surplus of at least $100,000,000 (or be a member of a bank holding company with combined capital and surplus of at least $100,000,000), and have an office or agency at which Notes may be presented for transfer and redemption and at which demands may be made in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of United States Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 6.10.  Resignation and Removal; Appointment of Successor
                         -------------------------------------------------
Trustee.
-------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company and the Guarantors at least 30 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company and the Guarantors shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

          (c) The Trustee may be removed at any time with 60 days written notice by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee, the Company and the Guarantors.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of (S) 310(b) of the TIA in accordance with Section 6.08 hereof after written request therefor by the Company, the Guarantors or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company, the Guarantors or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any such case, (i) the Company or the Guarantors may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company or the Guarantors shall promptly appoint a successor Trustee. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, and the Company or the Guarantors have not appointed a successor Trustee, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company, the Guarantors and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company and the Guarantors. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company and the Guarantors shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Section 6.11.  Acceptance of Appointment by Successor.
                         --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company, the Guarantors or the successor Trustee, upon payment of amounts due it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

          No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

          Upon acceptance of appointment by any successor Trustee as provided in this Section 6.11, the Company and the Guarantors shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10(f). If the Company or the Guarantors fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

          Section 6.12.  Successor Trustee by Merger, etc.
                         --------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article to serve as Trustee hereunder.

          In case at the time such successor to the Trustee under this Section
6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

          Section 6.13.  Preferential Collection of Claims Against Issuers.
                         -------------------------------------------------

          The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in (S) 311(b) of the TIA. If the present or any future Trustee shall resign or be removed, it shall be subject to (S) 311(a) of the TIA to the extent provided therein.

                                  ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 7.01.  Preservation of Information; Company To Furnish Trustee
                         -------------------------------------------------------
Names and Addresses of Holders.
------------------------------

          (a) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders; provided, however, that if and for so long as the Trustee shall not be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, the Guarantors or the Trustee shall be under any responsibility with regard to the accuracy of such list.

          (b)  The Company will furnish or cause to be furnished to the Trustee

          (i) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note
--------  -------
Registrar, no such list need be furnished pursuant to this Section 7.01(b)

          Section 7.02.  Communications of Holders.
                         -------------------------

          Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to (S) 312(b) of the TIA. The Trustee shall comply with (S) 312(b) of the TIA. The Company, the Guarantors and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by (S) 312(c) of the TIA.

          Section 7.03.  Reports by Trustee.
                         ------------------

          Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15 that complies with (S) 313(a) of the TIA; provided, however, that if no such event as described in (S) 313(a) of the TIA has occurred within such period then no such report need be transmitted. The Trustee shall also comply with (S)(S) 313(b), 313(c) and 313(d) of the TIA. At the time of its mailing to Holders, a copy of each report shall be filed with the Company, the Guarantors, the Commission and with each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

          Section 7.04.  Reports by Company and Each Guarantor.
                         -------------------------------------

          The Company and each Guarantor shall:

          (a) file with the Trustee copies of the reports and of the information and documents which the Company and each Guarantor is required to provide to any person under Section 10.08, hereof, and, if the Company or any Guarantor is not required to file information, documents or reports pursuant to Section 13 or
Section 15(d) of the Exchange Act, to file with the Trustee and the Commission, in accordance with, and so long as not prohibited by, the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and each Guarantor with the covenants of this Indenture as is required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)(2)); and

          (c) transmit by mail to all Holders, in a manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company and each Guarantor pursuant to Section 10.08 hereof and subsections (a) and (b) of this Section as is required and not prohibited by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE EIGHT

                              SUCCESSOR CORPORATION

          Section 8.01.  When Company May Merge, etc.
                         ---------------------------

          The Company shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), to another person or group of affiliated persons, unless (i)(A) the Surviving Person shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and (B) the Surviving Person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company in connection with the Notes and this Indenture and the Registration Rights Agreement, and in each case, this Indenture and the Registration Rights Agreement shall remain in full force and effect; (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) the Surviving Person immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio provision contained in Section 10.10; and (iv) such transaction will not result in the loss of any Gaming License held by a Significant Subsidiary of the Company. For purposes of this Section 8.01, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (after giving effect, and a pro forma basis, to the transaction and any related incurrence of Indebtedness or Preferred Stock) for the Reference Period which ended immediately preceding such transaction.

          In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture. In addition, each Guarantor, in the case of a transaction described in the first paragraph under this Section 8.01, unless it is the other party to the transaction or unless its Note Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Note Guarantee will continue to apply to the obligations of the Company or the Surviving Person under this Indenture.

          Section 8.02.  Successor Substituted.
                         ---------------------

          Upon any consolidation or merger of the Company or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the Surviving Person, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes and the Registration Rights Agreement with the same effect as if such Surviving Person had been named as the Company therein; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

          For all purposes of this Indenture and the Notes (including the provisions of this Article Eight and Sections 10.10, 10.11 and 10.15), Subsidiaries of any Surviving Person shall, upon such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries pursuant to and in accordance with Section 10.18 and all Indebtedness, and all Liens on property or assets, of such Surviving Person and its Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon consummation of such transaction or series of related transactions.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 9.01.  Without Consent of Holders.
                         --------------------------

          The Company, the Guarantors, if any, when authorized by their board of directors, and the Trustee may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement this Indenture or the Notes:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Article Eight;

          (c) to provide for uncertificated Notes in addition to certificated Notes;

          (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) to provide for additional Guarantors of the Notes;

          (f) to evidence the release of any Guarantor in accordance with Article Thirteen hereof;

          (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (h) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

          provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the legal rights of any Holder.

          Section 9.02.   With Consent of Holders.
                          -----------------------

          Except as provided in Section 9.01, other amendments and modifications of this Indenture or the Notes may be made by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby,

              (i) change the Stated Maturity of any Note; or

               (ii) reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
          Date), or reduce any Offer to Purchase Price; or

               (iii) alter the redemption provisions in a manner adverse to the Holders; or

               (iv) make the Notes subordinate to any Indebtedness or other claims;

               (v)    change the provisions of Section 10.14.; or

               (vi) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture; or

               (vii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

          The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of this Indenture. Subject to certain rights of the Trustee, as provided in this Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders of the Notes, may waive any past default under this Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an optional redemption or repurchase, or a default in respect of a provision hereunder that cannot be modified or amended without the consent of the Holder of each Note that is affected.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Section 9.03.   Compliance with Trust Indenture Act.
                          -----------------------------------

          Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect if this Indenture shall then be qualified under the TIA.

          Section 9.04.   Effect of Supplemental Indentures.
                          ---------------------------------

          Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.05.   Revocation and Effect of Consents.
                          ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses
(i) through (ix) of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

          Section 9.06.   Notation on or Exchange of Notes.
                          --------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.07.   Trustee May Sign Amendments, etc.
                          --------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment, supplement or waiver does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE TEN

                                    COVENANTS

          Section 10.01.   Payment of Principal, Premium and Interest.
                           ------------------------------------------

          The Company will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          Section 10.02.   Maintenance of Office or Agency.
                           -------------------------------

          The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes and the Guarantees may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Notes, the Guarantees and this Indenture may be served. The office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes and the Guarantees may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such
                                                --------  -------
designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          Section 10.03.   Money for Note Payments To Be Held in Trust.
                           -------------------------------------------

          If the Company shall at any time act as its own Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 10.04.   Existence.
                           ---------

          Subject to Article Eight, each of the Company and each Guarantor will do or cause to be done all things necessary to and will cause each of its Restricted Subsidiaries to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company, the Guarantors or their respective Restricted Subsidiaries shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantors and their respective Restricted Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets or Capital Stock in compliance with the terms of this Indenture.

          Section 10.05.   Payment of Taxes and Other Claims.
                           ---------------------------------

          The Company and each Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of its Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

          Section 10.06.   Insurance.
                           ---------

          The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated) except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and the Restricted Subsidiaries, taken as a whole.

          Section 10.07.   Compliance Certificate.
                           ----------------------

          (a) The Company will deliver to the Trustee within 120 days after the end of each of the Company's fiscal years a certificate to the Trustee from the chief financial officer (or if the Company does not have a chief financial officer, the Company's principal executive, financial or accounting officer) of the Company as to his or her knowledge of the compliance of the Company, the Guarantors and the Restricted Subsidiaries with all conditions and covenants under this Indenture and any related documents and whether any Default or Event of Default has occurred, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

          (b) The Company will deliver to the Trustee as soon as possible, and in any event within 10 Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or the applicable Guarantor, as the case may be, is taking or proposes to take with respect thereto.

          Section 10.08.   Reporting Requirements.
                           ----------------------

          So long as any of the Notes are outstanding, the Company will file with the Commission, to the extent then permitted by the Commission, the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company was subject to such Sections, and the Company will promptly provide to the Trustee copies of such reports and documents; provided, however, that if the Company is for any reason unable to make such filings it will make available, upon request, to any Holder of Notes or prospective purchaser of Notes the information specified in Rule 144A(d)(4) of the Securities Act.

          Section 10.09.   Limitation on Guarantees by Restricted Subsidiaries.
                           ---------------------------------------------------

          The Company shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary (A) is a Guarantor or (B) simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which it will become a Guarantor on the basis provided for in Article Thirteen of this Indenture. Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any person not an Affiliate of the Company, of all of the Capital Stock of such Restricted Subsidiary, or all or substantially all the assets of such Restricted Subsidiary, pursuant to a transaction which is in compliance with this Indenture. The Company shall cause each Restricted Subsidiary hereafter formed or acquired, or any Unrestricted Subsidiary that is designated as a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in this Indenture.

          Section 10.10.   Limitation on Incurrence of Indebtedness and
                           --------------------------------------------
Preferred Stock.
---------------

          (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, suffer to exist, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Preferred Stock on or after the Issue Date; provided that the Company and its Restricted Subsidiaries may incur Indebtedness or Preferred Stock if: (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to, on a pro forma basis, such incurrence of such Indebtedness or Preferred Stock; and (ii) on the date of the incurrence of such Indebtedness or Preferred Stock (the "Incurrence Date"), the Consolidated Fixed Charge Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to the incurrence of such Indebtedness or Preferred Stock as of the first day of the Reference Period, would be at least 2.00 to 1.

          (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, as applicable, may incur each of the following (collectively, "Permitted Indebtedness"):

              (i) Indebtedness of the Company or any Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $100.0 million, less the amount of all permanent repayments thereof with the Net Cash Proceeds from an Asset Sale as provided in
          Section 10.13;

              (ii) Indebtedness under this Indenture, the Notes and the Note Guarantees;

              (iii) Indebtedness of the Company or any Restricted Subsidiary not otherwise referred to in this paragraph that is outstanding on the Issue Date, except Indebtedness repaid with the proceeds of the issuance of the Notes as described under "Use of Proceeds" in the Offering Memorandum (which is permitted hereunder);

               (iv) The Company and its Restricted Subsidiaries may incur Purchase Money Indebtedness or Non-Recourse Indebtedness, provided that the amount of such Indebtedness outstanding at any time pursuant to this paragraph (iv) (including any Indebtedness, whether or not Refinancing Indebtedness, issued to refinance, replace or refund such Indebtedness) shall not, in the aggregate, exceed $7.5 million;

               (v) The Company and its Restricted Subsidiaries may incur FF&E Indebtedness, provided, that the amount of such Indebtedness outstanding at any time pursuant to this paragraph (v) (including any Indebtedness, whether or not Refinancing Indebtedness, issued to refinance, replace or refund such Indebtedness) shall not, in the aggregate, exceed at any time the product of (i) $7.5 million, times
          (ii) the number of Facilities being operated by the Company and its Restricted Subsidiaries;

               (vi) The Company and its REstricted Subsidiaries may incur Refinancing Indebtedness with respect to any Indebtedness or Preferred Stock, as applicable, described in clause (i) and clauses (iii) through (v) of this covenant (so long as, in the case of Indebtedness used to refinance, replace or retire Indebtedness in clause (iv), such Refinancing Indebtedness is non-recourse as to any assets other than the assets that secured such Indebtedness being refinanced, replaced or retired; and in the case of clause (iii) of this covenant, other than Refinancing Indebtedness with respect to the 10 3/4% Notes);

               (vii) The Company and its Restricted Subsidiaries may incur Indebtedness under Interest Swap Obligations, provided that in each case the notional principal amount of such Interest Swap Obligation does not exceed the principal amount Indebtedness to which such Interest Swap Obligation relates;

               (viii) The Company and its Restricted Subsidiaries may incur Indebtedness in the form of (i) letters of credit and (ii) performance bonds and surety bonds, the aggregate principal amount of which shall not at any time exceed $7.5 million in the aggregate outstanding;

               (ix) The Company may incur Indebtedness to a Restricted Subsidiary, a Restricted Subsidiary may incur Indebtedness to the Company and a Restricted Subsidiary may incur Indebtedness to another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is expressly subordinated in right of payment to the payment and performance of the Company's obligations under the Notes or such Restricted Subsidiary's obligations under the Subsidiary Guarantees, as applicable, and, upon an Event of Default, such Indebtedness shall not be due and payable until such Event of Default is cured, waived or rescinded; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as applicable, not permitted by this clause (ix); and

               (x) The Company and its Restricted Subsidiaries may incur Indebtedness in an aggregate principal amount outstanding at any time of up to $25 million in the aggregate.

          Section 10.11.   Limitation on Restricted Payments.
                           ---------------------------------

          (a) The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries, to, directly or indirectly, make any Restricted Payment if, immediately prior to such proposed Restricted Payment or after giving effect to such proposed Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing; or (2) the Company would not be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test contained in Section 10.10; or
(3) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment (including Restricted Payments described in clause
(a) of the following paragraph) from and after the Issue Date, would exceed the sum of (a) 50% of the amount by which the aggregate Adjusted Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter that includes the Issue Date, to and including the last day of the full fiscal quarter ended immediately prior to the date of each such calculation, exceeds permitted distributions of Tax Amounts made with respect to such period (or, in the event Adjusted Consolidated Net Income less permitted distributions of Tax Amounts made with respect to such period is a deficit, then minus 100% of such deficit) plus (b) 50% of all cash dividends or any other cash payments which represent distributions of net income (determined in accordance with GAAP) paid by an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest to the Company or a Restricted Subsidiary to the extent the same are not otherwise included in Adjusted Consolidated Net Income or represent a return of capital, plus (c) 100% of the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary as a capital contribution (other than capital contributions directly or indirectly made from the Company or any Restricted Subsidiary and other than capital contributions made from the proceeds of loans or advances described in clause (g) of the following paragraph) or from the sale of Qualified Capital Stock after the Issue Date plus (d) in the case of the disposition or repayment of any Investment in an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment.

          (b) The restrictions set forth in paragraph (a), however, will not prohibit

              (a) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

              (b)  a Qualified Exchange;

               (c) a Required Regulatory Redemption;

               (d) with respect to each tax year that the Company qualifies as an S Corporation under the Code, or any similar provision of state or local law, distributions of Tax Amounts, provided, however, that prior to any distribution of Tax Amounts, a knowledgeable and duly authorized officer of the Company certifies, and counsel reasonably acceptable to the Trustee opines, to the Trustee that the Company qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which such distributions are being made (or so qualified for the period or periods for which such Tax Amounts are computed);

               (e) for so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an amount not to exceed $10 million in the aggregate to pay for the redemption of Capital Stock of the Company held by its directors or officers, or by its stockholders, as of the Issue Date;

               (f) for so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in the aggregate amount of up to $10 million, which amount shall increase by $10 million on each of the first four anniversaries of the Issue Date, provided that the Consolidated Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date of making any such Restricted Payment permitted solely by this clause (f) would be at least 3.00 to 1 on a pro forma basis, as if such Restricted Payment were made on the first day of the Reference Period;

               (g) for so long as no Default or Event of Default shall have occurred and be continuing, loans or advances to officers, directors, employees or stockholders of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $7.5 million at any time outstanding, provided that (A) such loan or advance is used by the officer, director, employee or stockholder receiving such loan or advance to purchase Capital Stock of the Company or any Restricted Subsidiary, and (B) the repayment of such loan or advance is secured by a first priority pledge of the Capital Stock so purchased; and

               (h) for so long as no Default or Event of Default shall have occurred and be continuing, Permitted Investments.

          Section 10.12.   Limitation on Transactions with Affiliates.
                           ------------------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, on or after the Issue Date, to enter into any transaction, including any contract, arrangement, agreement, loan, advance, guarantee or understanding and including any series of related transactions, with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction or series of related Affiliate Transactions are made in good faith and (a) the terms of such Affiliate Transaction or series of related Affiliate Transactions are fair and reasonable to the Company or such Restricted Subsidiary, as applicable, and are at least as favorable to the Company or such Restricted Subsidiary, as applicable, as the terms that could be obtained by the Company or such Restricted Subsidiary, as applicable, in a comparable transaction made on an arms' length basis between unaffiliated parties, (b) that with respect to any Affiliate Transaction (including any series of related Affiliate Transactions) involving consideration to either party in excess of $2.0 million, the Company shall have delivered to the Trustee an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a) above, and
(c) with respect to any Affiliate Transaction (including any series of related Affiliate Transactions) involving consideration to either party in excess of $5.0 million, either (A) such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested directors of the Company or (B) the Company delivers to the Trustee a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view, from an independent investment banking firm of national reputation.

          Notwithstanding the foregoing, any transactions solely between or among the Company and its Restricted Subsidiaries, between or among the Restricted Subsidiaries or between or among the Company and its Unrestricted Subsidiaries shall not be deemed to be Affiliate Transactions for purposes of this Section 10.12 (as long as in the case of Unrestricted Subsidiaries, the Capital Stock which is not owned by any of the Company, a Restricted Subsidiary or an Unrestricted Subsidiary, is not owned by an Affiliate of the Company or any of its Restricted Subsidiaries).

          Section 10.13.   Limitation on Sale of Assets and Subsidiary Stock;
                           --------------------------------------------------
Event of Loss.
-------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, make any Asset Sale unless
(a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; (b) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, receives fair market value as consideration for such Asset Sale, as evidenced by an Officers' Certificate delivered to the Trustee; and (c) at least 75% of the consideration for such conveyance, sale, lease, transfer or other disposition consists of U.S. Legal Tender, Cash Equivalents or securities of a company with a market capitalization of at least $500 million, which securities are traded on a national securities exchange and are of a class and series of securities with a minimum public float of $100 million.

          Within 360 days following an Asset Sale, the Company and its Restricted Subsidiaries must apply (or enter into a binding contractual commitment to apply) the Net Cash Proceeds therefrom (a) first, to the extent the Company or a Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to permanently repay Senior Indebtedness (for purposes of this clause, a repayment of any amount owing under a revolving credit facility shall be deemed a permanent repayment to the extent the amount represented by such repayment is not drawn upon by the Company for a period of six months after such repayment); (b) second, to the extent the Company or a Restricted Subsidiary elects, to reinvest in additional assets that are part of a Related Business of the Company or a Restricted Subsidiary; and (c) third, to the extent the Net Cash Proceeds, after application of (a) and (b), exceed $10 million (the "Excess Proceeds"), the Company shall make an offer (the "Asset Sale Offer") to all Holders to purchase the Notes in the amount of the Excess Proceeds at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of payment (the "Asset Sale Offer Price").

          Each Asset Sale Offer shall remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is expressly required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds received from an Asset Sale included in such Asset Sale Offer to the purchase of all Notes tendered (on a pro rata basis if the Excess Proceeds are insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price.

          Notice of an Asset Sale Offer shall be prepared and mailed by the Company with a copy to the Trustee (or, at the Company's written request, by the Trustee in the name and at the expense of the Company) not later than the 20th business day after the Company is obligated to make an Asset Sale Offer (in accordance with the immediately preceding paragraph) to each Holder at such Holder's registered address, stating:

          (i) that the Company is offering to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds (as provided in the immediately preceding paragraph), at an offer price in U. S. Legal Tender in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 20 days or later than 60 days from the date such notice is mailed;

          (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date;

          (iii) that any Note not tendered will continue to accrue interest in accordance with the terms thereof;

          (iv) that, unless the Company defaults in the payment of the Asset Sale Offer Price, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

          (v) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Offer Purchase Date with the "Option of Holder to Elect Purchase" included with the Asset Sale Offer completed and must complete any form letter of transmittal proposed by the Company (which letter must be completed correctly by such Holder) and which is acceptable to the Trustee and the Paying Agent;

          (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (viii) the instructions that Holders must follow in order to tender their Notes.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceedings for the Asset Sale Offer.

          With respect to any Asset Sale Offer effected pursuant to this Section 10.13, to the extent the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer exceeds the Excess Proceeds, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Excess Proceeds exceed the aggregate amount of Notes tendered by the Holders pursuant to such Asset Sale Offer, the Company may retain and utilize any portion of the Excess Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of this Indenture.

          Upon an Event of Loss relating to property with a fair market value in excess of $5 million, the Company or any Guarantor shall make an Asset Sale Offer to repurchase at the Asset Sale Offer Price, plus accrued and unpaid interest, that principal amount of Notes equal to the Excess Proceeds of such Event of Loss (the "Event of Loss Amount"), unless the Company or the applicable Guarantor applies (or enters into a binding contractual commitment to apply) the Event of Loss Amount within 365 days after such Event of Loss, in accordance with this Section 10.13.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed a Default.

          Section 10.14.  Change of Control.
                          -----------------

          Upon the occurrence of a Change of Control, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable, unconditional offer by the Company (a "Change of Control Offer") to require the Company to repurchase all or any portion of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to and including the Change of Control Purchase Date.

          The Change of Control Offer must commence within 10 Business Days following a Change of Control and must remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company will purchase all Notes tendered in accordance with the terms of the Indenture in response to the Change of Control Offer. Notice of a Change in Control Offer shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceedings for the Change in Control Offer.

          The notice of the Change of Control Offer shall state:

          (a) that the Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, which shall be a Business Day, specified in such notice, that is not more than 30 Business Days after the Change of Control Date (the "Change of Control Purchase Date");

          (b) the amount of accrued and unpaid interest, if any, as of the Change of Control Purchase Date;

          (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults in the payment of the Change of Control Purchase Price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date with the "Option of Holder to Elect Purchase" included in the change of Control Offer completed and must complete any form letter of transmittal proposed by the Company and be completed correctly by such Holder and be acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (h) the instructions that Holders must follow in order to tender their Notes.

     On or before the Change of Control Purchase Date, (i) the Company will accept for payment Notes or portions thereof properly tendered to the Company pursuant to the Change of Control Offer; (ii) the Company will deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Notes so tendered; and
(iii) the Company will deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The joint and several obligations of each of the Guarantors upon a Change of Control extend both to the payment of principal and interest on the Notes and to the joint and several obligations of each of the Guarantors to honor the Change of Control repurchase obligations of the Company in the event that a Change of Control occurs and the Company is unable to pay in full the Change of Control Purchase Price. The Paying Agent will promptly mail to the Holders of Notes so accepted, payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal to the principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

          On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Purchase Date.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control Offer, and any violation of the provisions of this Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed a Default.

          Section 10.15.  Limitation on Liens.
                          -------------------

          The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, now owned or hereafter acquired, securing any obligation unless the Notes are secured on an equal and ratable basis with such Lien, other than Permitted Liens.

          Section 10.16.  Limitation on Dividends and Other Payment Restrictions
                          ------------------------------------------------------
Affecting Restricted Subsidiaries.
---------------------------------

          The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make other distributions on its Capital Stock or pay Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its assets to the Company or any other Restricted Subsidiary, except (a) restrictions imposed by the Notes or the Indenture, or restrictions imposed by other Senior Indebtedness which are substantially the same as (and apply only to the same persons and property as) such restrictions; (b) restrictions imposed by applicable Gaming Law; and (c) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of the Restricted Subsidiaries, which restrictions existed at the time of such acquisition, were not incurred in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired. Notwithstanding the foregoing, neither (a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice; nor (b) Liens on assets securing Senior Indebtedness not incurred in violation of the Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such property or assets, as the case may be.

          Section 10.17.  Restrictions on Sale of Capital Stock of Restricted
                          ---------------------------------------------------
Subsidiaries.
------------

          The Company shall not sell, and shall not cause or permit any of the Restricted Subsidiaries to transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any person (other than the Company or a Guarantor), unless (a) (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Restricted Subsidiary or (ii) after giving effect to such transfer, conveyance, sale, lease or other disposition, the Company or the applicable Guarantor remains the owner of a majority of the Capital Stock of such Restricted Subsidiary and (b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 10.13.

          Section 10.18.  Limitation on Designations of Unrestricted
                          ------------------------------------------
Subsidiaries.
------------

          The Company may designate after the Issue Date any Subsidiary of the Company (other than a Guarantor in existence on the Issue Date) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if, at the time of Designation:

               (i) no default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date;

               (iii) neither the Company nor any Restricted Subsidiary has any Indebtedness with respect to which such Unrestricted Subsidiary is also an obligor or guarantor; and

               (iv) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 10.10 at the time of such Designation (assuming the effectiveness of such Designation).

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
10.11 for all purposes of this Indenture in the Designation Amount.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

               (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation (unless the Revocation cures such default); and

               (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred by the Company or its Restricted Subsidiaries for all purposes of this Indenture.

          All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee and an Officer's Certificate certifying compliance with the foregoing provisions.

          Section 10.19.  Limitation on Other Senior Subordinated Indebtedness.
                          ----------------------------------------------------

          The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Notes and the Guarantees) that is subordinate in right of payment to any Senior Indebtedness of the Company or of such Guarantor, as applicable, unless such Indebtedness is either (a) pari passu in right of payment with the Notes or the Guarantee, as applicable, or (b) subordinate in right of payment to the Notes or the Guarantee, as applicable, in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness or as such Guarantee is subordinated to Senior Indebtedness of such Guarantor, as applicable.

          Section 10.20.  Limitation on Lines of Business.
                          -------------------------------

          The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any line or lines of business activity other than in a Related Business.

          Section 10.21.  Limitation on Status as Investment Company.
                          ------------------------------------------

          Neither the Company nor any Guarantor may become an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under the Investment Company Act of 1940, as amended.

          As used in this section, the phrase "directly or indirectly" shall not be construed so as to prohibit an Unrestricted Subsidiary from undertaking the otherwise prohibited action nor shall such phrase be construed to prohibit the stockholder of an Unrestricted Subsidiary from voting its stock in favor of such action.


                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

          Section 11.01.  Optional and Special Redemption.
                          -------------------------------

          Optional Redemption.  The Notes will be redeemable at the option of
          -------------------
the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                                       Redemption
          Year                           Price
          ----                         -----------

          2002........................   104.063%
          2003........................   102.708%
          2004........................   101.354%
          2005 and thereafter.........   100.000%

          Optional Redemption upon Equity Offering. On or prior to July 1, 2001,
          ----------------------------------------
the Company may, at its option, use the Net Proceeds of an Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that not less than $97.5 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Equity Offering.

          As used in the preceding paragraph, an "Equity Offering" means a public sale of common stock of the Company in a transaction registered with the SEC.

          Section 11.02.  Required Regulatory Redemption.
                          ------------------------------

          The Notes will be redeemable, in whole or in part, at any time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, (i) pursuant to, and in accordance with, any order of any Governmental Authority or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment of, or to secure the reinstatement of, any Gaming License, which if lost, impaired, not obtained or not reinstated would reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, considered as a whole, or would restrict the ability of the Company or any of its Restricted Subsidiaries to conduct business in any Gaming Jurisdiction, in the case of each of (i) and (ii) where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable, or otherwise qualify, under any Gaming Laws and is not found suitable or so qualified (a "Required Regulatory Redemption").

          If a Holder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier.

          Section 11.03.  Applicability of Article.
                          ------------------------

          Redemption of Notes at the election of the Company as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          Section 11.04.  Election To Redeem; Notice to Trustee.
                          -------------------------------------

          The election of the Company to redeem any Notes pursuant to Section 11.01(a) shall be evidenced by a Board Resolution of the Company and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

          Section 11.05.  Selection of Notes To Be Redeemed.
                          ---------------------------------

          In the event that less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee deems appropriate and fair; provided, however, that any such redemption made with the Net Proceeds of an Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC). The Notes may be redeemed in part in multiples of $1,000 only. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable Redemption Price, plus accrued and unpaid interest, pursuant to this Indenture.

          Section 11.06.  Notice of Redemption.
                          --------------------

          Notice of any optional or mandatory redemption shall be mailed by first-class mail, postage prepaid, mailed at least 30 but not more than 60 days before the Redemption Date, to each Holder of Notes to be redeemed at its registered address.

          All notices of redemption shall state:

               (a)  the Redemption Date;

               (b) the Redemption Price and the amount of accrued and unpaid interest to be paid;

               (c) if fewer than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

               (d) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (f) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

               (g) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

               (h)  the CUSIP number, if any, relating to such Notes; and

               (i) the paragraph of the Notes pursuant to which the Notes are being redeemed.

          Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

          Section 11.07.  Deposit of Redemption Price.
                          ---------------------------

          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

          Section 11.08.  Notes Payable on Redemption Date.
                          --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.06.

          On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with Section 11.06, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and subject to the provision in the preceding paragraph, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

          Section 11.09.  Notes Redeemed or Purchased in Part.
                          -----------------------------------

          Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal of the Note so surrendered that is not redeemed or purchased.


                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

          Section 12.01.  Satisfaction and Discharge of Indenture.
                          ---------------------------------------

          This Indenture shall be discharged and cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) as to all outstanding Notes, and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or

               (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (b) the Company or any Guarantor has paid all other sums payable under this Indenture by the Company and the Guarantors; and

          (c) the Company and each of the Guarantors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this
Section 12.01 the obligations of the Trustee under Section 12.02, shall survive.

          Section 12.02. Application of Trust Money.
                         --------------------------

          Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.


                                ARTICLE THIRTEEN

                               GUARANTEE OF NOTES

          Section 13.01.  Guarantee.
                          ---------

          Subject to the provisions of this Article Thirteen, each Guarantor, if any, hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of (i) the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder or
(ii) the absence of any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Obligations on the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations with respect to the Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors, if any, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          No stockholder, officer, director, employer or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

          The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

          Notwithstanding any of the foregoing, each Guarantor's liability under this Section 13.01 shall be limited to the maximum amount that would not result in such Guarantor's Guarantee under this Section 13.01 constituting a fraudulent conveyance or fraudulent transfer under applicable law.

          Section 13.02. Execution and Delivery of Guarantee.
                         -----------------------------------

          To further evidence the Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

          Section 13.03.  Additional Guarantors.
                          ---------------------

          The Company shall cause each Restricted Subsidiary formed or acquired after the Issue Date or any Unrestricted Subsidiary that is designated a Restricted Subsidiary after the Issue Date to (i) execute and deliver to the Trustee a supplemental indenture in a form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, stating that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

          Section 13.04.  Guarantee Obligations Subordinated to Guarantor Senior
                          ------------------------------------------------------
Indebtedness.
------------

          Each Guarantor covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, in accordance with the terms of Articles Thirteen and Fourteen, all payments pursuant to the Guarantee made by or on behalf of such Guarantor are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts payable under all existing and future Guarantor Senior Indebtedness and Senior Indebtedness, including such Guarantor's Obligations under the Credit Agreement.

          This Section 13.04 and Article Fourteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness or any Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness and Senior Indebtedness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.


          Section 13.05.  Release of a Guarantor.
                          ----------------------

          (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor or the sale of a Guarantor by way of merger, consolidation or otherwise, (ii) a Subsidiary becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture or (iii) a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor or the corporation acquiring the property, as applicable, shall be released and relieved of any obligations under its guarantee, provided that the Company complies with the provisions of the covenant described in Section 10.13. Upon the release of any Guarantor from its Guarantee pursuant to the provisions of this Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Indenture.

          (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
13.05. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this Article Thirteen.

          The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Thirteen.

          Except as set forth in Articles Eight and Ten and this Section 13.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          Section 13.06  Waiver of Subrogation.
                         ---------------------

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture until all obligations under the Notes have been paid in full, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the subordination provisions of this Article Thirteen and to Article Fourteen, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.06 is knowingly made in contemplation of such benefits.


                                ARTICLE FOURTEEN

                      SUBORDINATION OF NOTES AND GUARANTEES

          Section 14.01  Notes Subordinate to Senior Indebtedness; Guarantee
                         ---------------------------------------------------
Obligations Subordinated to Guarantor Senior Indebtedness.
---------------------------------------------------------

          The Company and each Guarantor covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fourteen, the Indebtedness represented by the Notes and the Guarantees are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness and Guarantor Senior Indebtedness, as applicable (including the indebtedness under the Credit

Agreement). This Indenture shall not be secured by a Lien on any assets of the Company or the Guarantors, including, without limitation, the Company's Indiana and Illinois gaming licenses.

          This Article Fourteen shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness or Guarantor Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness and Guarantor Senior Indebtedness; and such holders are made obligees hereunder and they or each of them individually or through their representative may enforce such provisions.

          Section 14.02.  Payment Over of Proceeds upon Dissolution, etc.
                          ----------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or any Guarantor, or
(b) any liquidation, dissolution or other winding-up of the Company or such Guarantor, as applicable, whether voluntary or involuntary or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company or such Guarantor, as applicable, and whether or not involving insolvency or bankruptcy, then and in any such event:

          (1) the holders of all Senior Indebtedness or all Guarantor Senior Indebtedness of such Guarantor, as applicable, shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, before the Holders are entitled to receive any payment or distribution of any kind or character (except that Holders of Notes may receive Capital Stock or any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes or the Guarantees, as applicable) on account of the Notes or the Guarantees, as applicable, and until all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, is paid in full, any distribution to which Holders of the Notes or the Guarantees, as applicable, would be entitled but for this provision shall be made to holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, as their interests may appear, except that Holders of the Notes or the Guarantees, as applicable, may receive Capital Stock or any debt securities that are subordinated to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to at least the same extent as the Notes or the Guarantees, as applicable; and

          (2) any payment or distribution of assets of the Company or of such Guarantor, as applicable, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness or Guarantor

     Senior Indebtedness, as applicable, may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or Guarantor Senior Indebtedness, as applicable; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 14.02, the Trustee or the Holder of any Note or Guarantee, as applicable, shall have received any payment or distribution of properties or assets of the Company or any Guarantor, as applicable, of any kind or character, whether in cash, property or securities, by set off or otherwise in respect of the Notes or the Guarantees, as applicable, before all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, is paid or provided for in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company or such Guarantor, as applicable, for application to the payment of all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid, to the extent necessary to pay all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.

          The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Eight.

          Section 14.03  Suspension of Payment When Designated Senior
                         --------------------------------------------
Indebtedness is in Default; Suspension of Guarantee Obligations When Guarantor
------------------------------------------------------------------------------
Senior Indebtedness in Default.
------------------------------

          (a) Unless Section 14.02 shall be applicable, during the continuance of any default in the payment of any Designated Senior Indebtedness or Guarantor Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period, no payment or distribution of any assets of the Company or of the applicable Guarantor, as applicable, of any kind or character (except that Holders of Notes may receive Capital Stock or any debt securities that are subordinated to Senior Indebtedness and Guarantor Senior Indebtedness to at least the same extent as the Notes) shall be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes or such Guarantee, as applicable, unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have been discharged or paid in full.

          (b) Unless Section 14.02 shall be applicable, during the continuance of any Non-payment Default and after receipt by the Trustee from the representatives of any holders of Designated Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, of a written notice of such Non-payment Default, no payment or distribution of any assets of the Company or the applicable Guarantor, as applicable, of any kind or character (except that Holders of Notes may receive Capital Stock or any debt securities that are subordinated to Senior Indebtedness and Guarantor Senior Indebtedness to at least the same extent as the Notes) may be made by the Company or such Guarantor, as applicable, on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes or the applicable Guarantee, as applicable, for a period (the "Payment Blockage Period") commencing upon the receipt of written notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness or such Guarantor Senior Indebtedness, as applicable, specifying an election to effect a Payment Blockage Period and will end on the earlier to occur of the following events: (i) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided that such Designated Senior Indebtedness or such Guarantor Senior Indebtedness, as applicable, shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness or such Guarantor Senior Indebtedness, as applicable, is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness or such Guarantor Senior Indebtedness, as applicable, initiating such Payment Blockage Period. After the end of any Payment Blockage Period, the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments, or such Guarantor shall resume making any and all required payments in respect of its obligations under the Guarantee, as applicable. Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period, (y) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the Notes or any Guarantee may be commenced within any period of 365 consecutive days. A Non-payment Default with respect to Designated Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment or distribution prohibited by the foregoing provisions of this Section 14.03, then and in such event such payment or distribution shall be paid over and delivered forthwith to representatives of the holders of Senior Indebtedness or such Guarantor Senior Indebtedness, as applicable, as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, to the extent necessary to pay all such due and unpaid Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.

          Section 14.04  Trustee's Relation to Senior Indebtedness and Guarantor
                         -------------------------------------------------------
Senior Indebtedness.
-------------------

          With respect to the holders of Senior Indebtedness and Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness or Guarantor Senior Indebtedness, and the Trustee shall not be liable to any holder of Senior Indebtedness or Guarantor Senior Indebtedness, if it shall mistakenly pay over or deliver to Holders, the Company, the Guarantors or any other person moneys or assets to which any holder of Senior Indebtedness or Guarantor Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise.

          Section 14.05  Subrogation.
                         -----------

          Upon the payment in full of all Senior Indebtedness and Guarantor Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness and Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness and Guarantor Senior Indebtedness until the principal of and interest on the Notes and all amounts due under the Guarantees shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness or Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness or Guarantor Senior Indebtedness by Holders or the Trustee shall, as among the Company, the Guarantors, their respective creditors other than holders of Senior Indebtedness or such Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment or distribution by the Company or any Guarantor to or on account of the Senior Indebtedness or any Guarantor Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fourteen shall have been applied, pursuant to the provisions of this Article Fourteen, to the payment of all amounts payable under the Senior

Indebtedness of the Company or under the Guarantor Senior Indebtedness of the Guarantors, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness or such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness or such Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness or such Guarantor Senior Indebtedness in full.

          Section 14.06  Provisions Solely To Define Relative Rights.
                         -------------------------------------------

          The provisions of this Article Fourteen are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness and Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article Fourteen or elsewhere in this Indenture (other than a release pursuant to Section 13.05) or in the Notes is intended to or shall (a) impair, as among the Company, each Guarantor, their respective creditors other than holders of Senior Indebtedness or Guarantor Senior Indebtedness and the Holders, the obligation of the Company and each Guarantor, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes and to make payments in respect of obligations under the Guarantees as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any Guarantor of the Holders and creditors of the Company or any Guarantor other than the holders of Senior Indebtedness or Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of Senior Indebtedness or Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company or any Guarantor referred to in Section 14.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 14.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 14.03(c).

          The failure by the Company to make a payment on the Notes or by any Guarantor to make payment in respect of its obligations under a Guarantee by reason of any provision of this Article Fourteen shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

          Section 14.07  Trustee To Effectuate Subordination.
                         -----------------------------------

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company or any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company or any Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness or Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

          Section 14.08  No Waiver of Subordination Provisions.
                         -------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness or Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 14.08, the holders of Senior Indebtedness or Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders to the holders of Senior Indebtedness or such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness or such Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or such Guarantor Senior Indebtedness;
(3) release any person liable in any manner for the collection or payment of Senior Indebtedness or such Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or such Guarantor and any other person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          Section 14.09  Notice to Trustee.
                         -----------------

          (a) The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes or any Guarantee. Notwithstanding the provisions of this Article Fourteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes or any Guarantee, unless and until the Trustee shall have received written notice thereof from the Company, such Guarantor or a holder of Senior Indebtedness or Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 14.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 14.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a person representing himself to be a holder of Senior Indebtedness or Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness or Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness or Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Fourteen, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 14.10  Reliance on Judicial Order or Certificate of
                         --------------------------------------------
Liquidating Agent.
-----------------

          Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article Fourteen, the Trustee, subject to the provisions of Section 6.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the Holders of Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, and other Indebtedness of the Company or such Guarantor, as applicable, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided, however, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Fourteen.

          Section 14.11  Rights of Trustee as a Holder of Senior Indebtedness or
                         -------------------------------------------------------
Guarantor Senior Indebtedness; Preservation of Trustee's Rights.
---------------------------------------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Indebtedness or any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness or Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 6.07.

          Section 14.12  Article Applicable to Paying Agents.
                         -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Fourteen in addition to or in place of the Trustee; provided that Section 14.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 14.13  No Suspension of Remedies.
                         -------------------------

          Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Fourteen of the Holders, from time to time, of Senior Indebtedness or any Guarantor Senior Indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                             EMPRESS ENTERTAINMENT, INC.


                             By: /s/ Peter A. Ferro, Jr.
                                -----------------------------------------
                                 Name:  Peter A. Ferro, Jr.
                                 Title: Chief Executive Officer

                             EMPRESS RIVER CASINO FINANCE CORPORATION


                             By: /s/ Peter A. Ferro, Jr.
                                -----------------------------------------
                                 Name:  Peter A. Ferro, Jr.
                                 Title: President

                             EMPRESS CASINO JOLIET CORPORATION


                             By: /s/ Peter A. Ferro, Jr.
                                 -----------------------------------------
                                 Name:  Peter A. Ferro, Jr.
                                 Title: Chief Executive Officer


                             EMPRESS CASINO HAMMOND CORPORATION


                             By: /s/ Peter A. Ferro, Jr.
                                 -----------------------------------------
                                 Name:  Peter A. Ferro, Jr.
                                 Title: Chief Exective Officer


                             HAMMOND RESIDENTIAL, L.L.C.


                             By: /s/ Peter A. Ferro, Jr.
                                -----------------------------------------
                                 Name:  Peter A. Ferro, Jr.
                                 Title: Chief Executive Officer


                             U.S. BANK TRUST NATIONAL ASSOCIATION as Trustee


                             By: /s/ R. Probosch
                                -----------------------------------------------
                                 Name:  Richard H. Probosch
                                 Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------
                          EMPRESS ENTERTAINMENT, INC.

                                --------------

                   8 1/8% SENIOR SUBORDINATED NOTE DUE 2006
CUSIP No.
No. _________________                                            $

     EMPRESS ENTERTAINMENT, INC., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _________ or registered assigns, the principal sum of ________ United States Dollars on July 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on January 1 and July 1, in each year, commencing on January 1, 1999 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8 1/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid in arrears to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the December 15 or June 15 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the Corporate Trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

    This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                        U.S. BANK TRUST NATIONAL
                               ASSOCIATION,
                                as Trustee


                              By:
                                 ---------------------------------
                                        Authorized Signatory

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             EMPRESS ENTERTAINMENT, INC.


                                             By:
                                                ---------------------------
                                                Name:
                                                Title:



                                             By:
                                                ---------------------------
                                                Name:
                                                Title:

                               (REVERSE OF NOTE)

                   8 1/8% Senior Subordinated Note due 2006

     1.    Indenture.  This Note is one of a duly authorized issue of Notes of
           ---------
the Company designated as its 8 1/8% Senior Subordinated Notes due 2006 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (the "Indenture") dated as of June 18, 1998, by and among the Company, as Issuer, the Guarantors named therein and U.S. Bank Trust National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     2.    Guarantees.  This Note is entitled to certain senior subordinated
           ----------
Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for terms relating to the Guarantees.

     3.    Subordination.  The Indebtedness evidenced by the Notes is, to the
           -------------
extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all existing and future Senior Indebtedness (including the Indebtedness under the Credit Agreement). Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 7 below.

     4.    Redemption.
           ----------

     (a)   Optional Redemption.  Subject to earlier redemption in the manner
           -------------------
described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning July 1 of the years indicated below:

     Year                   Redemption Price
     ----                   ----------------
     2002                            104.063%
     2003                            102.708%
     2004                            101.354%
     2005 and thereafter             100.000%

     On or prior to July 1, 2001, the Company may, at its option, use the net proceeds of an Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that not less than $97.5 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Equity Offering.

     As used in the preceding paragraph, an "Equity Offering" means a public sale of common stock of the Company in a transaction registered with the Commission.

     (b)  Required Regulatory Redemption. The Notes will be redeemable, in whole
          ------------------------------
or in part, at any time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, (i) pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License (a "Gaming Authority"), or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment of, or to secure the reinstatement of, any Gaming License, which if lost, impaired, not obtained or not reinstated would reasonably be expected to have a material adverse effect on the Company or any of its Restricted Subsidiaries, considered as a whole, or would restrict the ability of the Company or any of its Restricted Subsidiaries to conduct business in any Gaming Jurisdiction, in the case of each of (i) and (ii) where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable, or otherwise qualify, under any Gaming Laws and is not found suitable or so qualified.

     If a Holder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier.

     (c)  Redemption Upon Change of Control.  Upon the occurrence of a Change of
          ---------------------------------
Control, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable, unconditional offer by the Company (a "Change of Control Offer") to require the Company to repurchase all or any portion of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date (the

"Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to and including the Change of Control Purchase Date.

      The Change of Control Offer must commence within 10 Business Days following a Change of Control and must remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company will purchase all Notes tendered in accordance with the terms of the Indenture in response to the Change of Control Offer.

     (d) Sinking Fund.  The Company will not be required to make any mandatory
         ------------
sinking fund payments in respect of the Notes.

     (e) Interest Payments.  In the case of any redemption of the Notes,
         -----------------
interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (f) Partial Redemption.  In the event of redemption of the Note in part
         ------------------
only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     5.  Offers to Purchase.  Sections 10.13 and 10.14 of the Indenture
         ------------------
provide that following certain Asset Sales (with respect to Section 10.13) and upon the occurrence of a Change of Control (with respect to Section 10.14) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     6.  Defaults and Remedies.  If an Event of Default shall occur and be
         ---------------------
continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     7.  Defeasance.  The Indenture contains provisions (which provisions
         ----------
apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     8.  Amendments and Waivers.  The Company and the Trustee (if a party
         ----------------------
thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust

Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     9.   Denominations, Transfer and Exchange.  The Notes are issuable only in
          ------------------------------------
registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

     The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     10.  Persons Deemed Owners.  Prior to and at the time of due presentment
          ---------------------
of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     11.  Registration Rights.  Pursuant to the Registration Rights Agreement
          -------------------
among the Company, the Guarantors, if any, and the Initial Purchasers for themselves and on behalf of the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 8 1/8% Senior Subordinated Notes due 2006, which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     12.  No Recourse Against Others.  No director, officer, employee or
          --------------------------
stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     13.  GOVERNING LAW.  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                                 ASSIGNMENT FORM


If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:_________________      Your signature: ____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Note)

                                            By:_________________________________
                                                  NOTICE: To be executed by an
                                                  executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with and that such transfer is:

                                   [Check One]
                                    ---------

(1)  _    to the Company or a subsidiary thereof; or

(2)  _    pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  _    to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  _    outside the United States to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  _    pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided, that if box (3), (4) or (5) is checked, the
                           --------
Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)), and other information as the Trustee, Note Registrar or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing boxes are checked, the Trustee or Note Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.05 of the Indenture shall have been satisfied.

Date:______________             Your signature:_________________________________
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Security)

                                               Signature Guarantee:_____________

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ________________    ______________________________________________________
                          NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 10.13 or 10.14 of the Indenture, check the Box: [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.13 or 10.14 of the Indenture, state the amount:

                                 $__________________

Date:___________                    Your signature: ___________________________
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Note)


                                                     By:________________________
                                                         NOTICE: To be signed by
                                                         an executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                                                                       EXHIBIT B
                                                                       ---------

                          EMPRESS ENTERTAINMENT, INC.

                               -----------------

                   8 1/8% SENIOR SUBORDINATED NOTE DUE 2006
CUSIP No.
No. __________________                                           $

     EMPRESS ENTERTAINMENT, INC., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______________________, or registered assigns, the principal sum of __________________ United States Dollars on July 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon on January 1 and July 1 in each year, commencing on January 1, 1999 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 8 1/8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid in arrears to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the December 15 or June 15 each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the corporate trust office or agency of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts: provided, however, that payment of interest may be made at the option of the Company by check (which may be a check of the Company) mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                        U.S. BANK TRUST NATIONAL
                               ASSOCIATION,
                               as Trustee


                              By:___________________________
                                    Authorized Signatory

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                              EMPRESS ENTERTAINMENT, INC.


                                              By:____________________________
                                                 Name:
                                                 Title:


                                              By:____________________________
                                                 Name:
                                                 Title:

                               (REVERSE OF NOTE)
                   8 1/8% Senior Subordinated Note due 2006

     1.   Indenture.  This Note is one of a duly authorized issue of Notes of
          ---------
the Company designated as its 8% Senior Subordinated Notes due 2006 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $150,000,000, which may be issued under an indenture (the "Indenture") dated as of June 18, 1998, by and among the Company, as Issuer, the Guarantors named therein and U.S. Bank, National Association, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     2.   Guarantees.  This Note is entitled to certain senior subordinated
          ----------
Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for terms relating to the Guarantees.

     3.   Subordination.  The Indebtedness evidenced by the Notes is, to the
          -------------
extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all existing and future Senior Indebtedness (including the Indebtedness under the Credit Agreement). Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 7 below.

     4.   Redemption.
          ----------

     (a)  Optional Redemption.  Subject to earlier redemption in the manner
          -------------------
described in the next two succeeding paragraphs, the Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning July 1 of the years indicated below:

                    Year                   Redemption Price
                    ----                   ----------------
                    2002                       104.063%
                    2003                       102.708%
                    2004                       101.354%
                    2005 and thereafter        100.000%

     On or prior to July 1, 2001, the Company may, at its option, use the net proceeds of an Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that not less than $97.5 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Equity Offering.

     As used in the preceding paragraph, an "Equity Offering" means a public sale of common stock of the Company in a transaction registered with the Commission.

     (b) Required Regulatory Redemption.  The Notes will be redeemable, in whole
         ------------------------------
or in part, at any time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, (i) pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License (a "Gaming Authority"), or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment of, or to secure the reinstatement of, any Gaming License, which if lost, impaired, not obtained or not reinstated would reasonably be expected to have a material adverse effect on the Company or any of its Restricted Subsidiaries, considered as a whole, or would restrict the ability of the Company or any of its Restricted Subsidiaries to conduct business in any Gaming Jurisdiction, in the case of each of (i) and (ii) where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable, or otherwise qualify, under any Gaming Laws and is not found suitable or so qualified.

     If a Holder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the Holder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Holder or beneficial owner is required to be found suitable and is not found suitable by a Gaming Authority, the Holder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier.

     (c) Redemption Upon Change of Control.  Upon the occurrence of a Change of
         ---------------------------------
Control, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable, unconditional offer by the Company (a "Change of Control Offer") to require the Company to repurchase all or any portion of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date (the

"Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to and including the Change of Control Purchase Date.

     The Change of Control Offer must commence within 10 Business Days following a Change of Control and must remain open for a period of at least 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company will purchase all Notes tendered in accordance with the terms of the Indenture in response to the Change of Control Offer.

     (d) Sinking Fund.  The Company will not be required to make any mandatory
         ------------
sinking fund payments in respect of the Notes.

     (e) Interest Payments.  In the case of any redemption of the Notes,
         -----------------
interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (f) Partial Redemption.  In the event of redemption of the Note in part
         ------------------
only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     5.  Offers to Purchase.  Sections 10.13 and 10.14 of the Indenture provide
         ------------------
that following certain Asset Sales (with respect to Section 10.13) and upon the occurrence of a Change of Control (with respect to Section 10.14) and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     6.  Defaults and Remedies.  If an Event of Default shall occur and be
         ---------------------
continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to the date the Notes become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

     7.  Defeasance.  The Indenture contains provisions (which provisions apply
         ----------
to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     8.  Amendments and Waivers.  The Company and the Trustee (if a party
         ----------------------
thereto) may, without the consent of the Holders of any Outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust

Indenture Act of 1939, as amended, and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     9.  Denominations, Transfer and Exchange.  The Notes are issuable only in
         ------------------------------------
registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the authorized denomination, as requested by the Holder surrendering the same.

     The transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     10. Persons Deemed Owners.  Prior to and at the time of due presentment of
         ---------------------
this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     11. No Recourse Against Others.  No director, officer or employee or
         --------------------------
stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture. Each Holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     12. GOVERNING LAW.  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND
         -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE HOLDERS AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

                                 ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to


________________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:__________________      Your signature:____________________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Note)

                                            By:_________________________________
                                                  NOTICE:  To be executed by
                                                  an executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section
10.13 or 10.14 of the Indenture, check the Box: [_]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.13 or 10.14 of the Indenture, state the amount:

                                $_________________

Date: ____________                  Your signature:____________________________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

                                                   By:_________________________
                                                      NOTICE:  To be signed by
                                                      an executive officer

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                                                                       EXHIBIT C
                                                                       ---------
                            Form of Certificate To Be
                     Delivered in Connection with Subsequent
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                            ______________, ____

Re:  Empress Entertainment, Inc. (the "Company")
     8 1/8% Senior Subordinated Notes due 2006 (the "Notes")
     -------------------------------------------------------

Ladies and Gentlemen:

                  In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 18, 1998 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof,
     (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
     (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein, or (F) pursuant to another available exemption from the registration requirements of the Securities Act.

                  3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         [Name of Transferee]



                                         By: ______________________________
                                                  Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                      -----------------------------------
                                                            ______________, ____



Attention:

         Re:  Empress Entertainment, Inc. (the "Company")
              8 1/8% Senior Subordinated Notes due 2006 (the "Notes")
              -------------------------------------------------------

Ladies and Gentlemen:

         In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United
States;

         (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

         You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferee]


                                         By: ________________________

                                                                       EXHIBIT E

                          SENIOR SUBORDINATED GUARANTEE
                         -----------------------------

     For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Thirteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The Indebtedness evidenced by this Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Guarantor Senior Indebtedness as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

     This Guarantee is subject to release upon the terms set forth in the Indenture.


                                         [                              ]


                                         By:_________________________________
                                          Name:
                                          Title:

                                       E-1